                                                                   EXHIBIT 10.8

                                 LOAN AGREEMENT

                           DATED AS OF AUGUST 11, 1999

                                  BY AND AMONG

                              INFOCURE CORPORATION,
                             INFOCURE SYSTEMS, INC.
                                       AND
                         THOROUGHBRED ACQUISITION, INC.
                                  AS BORROWERS,

                                       AND

                           FINOVA CAPITAL CORPORATION,
                                    AS LENDER

                                TABLE OF CONTENTS

ARTICLE I         1

DEFINITIONS AND DETERMINATIONS                                                                               1
         1.1      Definitions                                                                                1
         1.2      Time Periods                                                                              20
         1.3      Accounting Terms and Determinations                                                       20
         1.4      References                                                                                21
         1.5      Lender's Discretion                                                                       21
         1.6      Borrower's or Borrowers' Knowledge                                                        21

ARTICLE II                                                                                                  21

LOANS AND TERMS OF PAYMENT; SYNDICATION                                                                     21
         2.1      Loans                                                                                     21
                  2.1.1    Term Loan A                                                                      21
                  2.1.2    Revolving Loan                                                                   22
         2.2      Use of Proceeds, Notes and Reborrowing                                                    23
                  2.2.1    Use of Proceeds                                                                  23
                  2.2.2    Notes                                                                            23
                  2.2.3    Reborrowing                                                                      23
         2.3      Interest                                                                                  23
                  2.3.1    Interest Rates and Payment                                                       23
                  2.3.2    Default Rate                                                                     23
                  2.3.3    Interest and Fees Computation                                                    23
                  2.3.4    Maximum Interest                                                                 24
         2.4      Procedure for Borrowing under the Revolving Loan Commitment                               24
         2.5      Conversion and Continuation Elections                                                     25
         2.6      Scheduled Principal Repayments                                                            26
                  2.6.1    Term Loan A                                                                      26
                  2.6.2    Revolving Loan                                                                   26
                  2.6.3    Final Payment                                                                    27
         2.7      Late Charges                                                                              27
         2.8      Optional/Voluntary and Mandatory Prepayments; Prepayment Premium; and Fee Acceleration    27
                  2.8.1    Voluntary Prepayments                                                            27
                  2.8.2    Mandatory Prepayments                                                            28
                  2.8.3    Prepayment Premium and Acceleration of Fees                                      30
         2.9      Commitment Fee                                                                            31
         2.10     Unused Commitment Fee                                                                     31
         2.11     Annual Fee                                                                                31
         2.12     Success Fee                                                                               31
         2.13     Payments after Event of Default                                                           31
         2.14     Method of Payment; Good Funds                                                             31
         2.15     Syndication                                                                               32

ARTICLE III                                                                                                 32

SECURITY                                                                                                    32

ARTICLE IV                                                                                                  33

CONDITIONS OF CLOSING AND ADVANCES; ACQUISITIONS                                                            33
         4.1      Closing; Conditions of Initial Loans                                                      33
                  4.1.1    Representations and Warranties                                                   33
                  4.1.2    Related Transactions                                                             33
                  4.1.3    Delivery of Documents                                                            33
                  4.1.4    Performance; No Default                                                          34
                  4.1.5    Opinions of Counsel                                                              35
                  4.1.6    Approval of Loan Documents and Security Interests                                35
                  4.1.7    Security Interests                                                               35
                  4.1.8    Licenses                                                                         35
                  4.1.10   Financial Statements, Reports and Projections; Inspection                        35
                  4.1.11   Material Adverse Effect                                                          35
                  4.1.12   Use of Assets                                                                    35
                  4.1.13   Broker Fees                                                                      35
                  4.1.14   Insurance; Survey                                                                36
                  4.1.15   Intentionally Omitted                                                            36
                  4.1.16   Payment of Fees, Expenses and Loans                                              36
         4.2      Conditions to the Disbursement of the Term Loan A and all Advances                        37
                  4.2.1    Notice of Borrowing                                                              37
                  4.2.2    Continuation of Representations and Warranties                                   37
                  4.2.3    No Existing Default                                                              37
                  4.2.4    Subsidiary                                                                       37
         4.3      Conditions to Certain Loans                                                               38
                  4.3.1    Evidence of Perfected First Priority Security Interest                           38
                  4.3.2    Approval                                                                         38
                  4.3.3    Additional Documentation                                                         38
                  4.3.4    Acquisition Funding Fee                                                          39
         4.4      Additional Conditions to the Disbursement of the proceeds of the Term Loan A              39
                  4.4.1    Real Estate Acquisition                                                          39
                  4.4.2    Delivery of Documents                                                            39
                  4.4.3    Compliance with Certain Provisions of this Loan Agreement                        40
                  4.4.4    Opinions of Counsel                                                              40
                  4.4.5    Appraisals and Percentage of Acquisition Price                                   40
                  4.4.6    Miscellaneous                                                                    40

ARTICLE V                                                                                                   41

REPRESENTATIONS AND WARRANTIES                                                                              41

         5.1      Existence and Power                                                                       41
         5.2      Authority                                                                                 41
         5.3      Capital Stock and Related Matters                                                         41
                  5.3.1    Capital Stock                                                                    41
                  5.3.2    Restrictions                                                                     41
         5.4      Binding Agreements                                                                        42
         5.5      Business and Property of Borrower                                                         42
                  5.5.1    Business and Property                                                            42
                  5.5.2    Licenses                                                                         42
                  5.5.3    Operating Agreements                                                             42
                  5.5.4    Facility Sites                                                                   42
                  5.5.5    Leases                                                                           42
                  5.5.6    Real Estate                                                                      43
                  5.5.7    Operation and Maintenance of Equipment                                           43
                  5.5.8    License Agreements                                                               43
         5.6      Title to Property; Liens                                                                  43
         5.7      Projections and Financial Statements                                                      43
                  5.7.1    Financial Statements                                                             43
                  5.7.2    Projections                                                                      44
         5.8      Litigation                                                                                44
         5.9      Defaults in Other Agreements; Consents; Conflicting Agreements                            44
         5.10     Taxes                                                                                     45
         5.11     Compliance with Applicable Laws                                                           45
         5.12     Patents, Trademarks, Franchises, Agreements                                               45
         5.13     Regulatory Matters                                                                        45
         5.14     Environmental Matters                                                                     46
         5.15     Application of Certain Laws and Regulations                                               46
                  5.15.1   Investment Borrower Act                                                          46
                  5.15.2   Holding Borrower Act                                                             46
                  5.15.3   Foreign or Enemy Status                                                          46
                  5.15.4   Regulations as to Borrowing                                                      46
         5.16     Margin Regulations                                                                        46
         5.17     Other Indebtedness                                                                        47
         5.18     No Misrepresentation                                                                      47
         5.19     Employee Benefit Plans                                                                    47
                  5.19.1   No Other Plans                                                                   47
                  5.19.2   ERISA and Code Compliance and Liability                                          47
                  5.19.3   Funding                                                                          47
                  5.19.4   Prohibited Transactions and Payments                                             48
                  5.19.5   No Termination Event                                                             48
                  5.19.6   ERISA Litigation                                                                 48
         5.20     Employee Matters                                                                          48
                  5.20.1   Collective Bargaining Agreements; Grievances                                     48
                  5.20.2   Claims Relating to Employment                                                    48
         5.21     Burdensome Obligations                                                                    49
         5.22     Insurance                                                                                 49

         5.23     Subsidiaries                                                                              49
         5.24     Year 2000                                                                                 49

ARTICLE VI                                                                                                  50

AFFIRMATIVE COVENANTS                                                                                       50
         6.1      Legal Existence; Good Standing                                                            50
         6.2      Inspection                                                                                50
         6.3      Financial Statements and Other Information                                                50
                  6.3.1  Intentionally Omitted                                                              50
                  6.3.2  Quarterly Statements; Compliance Certificate                                       50
                  6.3.3  Annual Statements                                                                  51
                  6.3.4  Intentionally Omitted                                                              51
                  6.3.5  Audit Reports                                                                      51
                  6.3.6  Notice of Defaults; Loss                                                           51
                  6.3.7  Notice of Suits, Adverse Events                                                    52
                  6.3.8  Reports to Shareholders, Creditors and Governmental Bodies                         52
                  6.3.9  ERISA Notices and Requests                                                         52
                  6.3.10 Other Information                                                                  53
         6.4      Reports to Governmental Bodies and Other Persons                                          54
         6.5      Maintenance of Licenses, Franchises and Other Agreements                                  54
         6.6      Insurance                                                                                 54
                  6.6.1  Maintenance of Insurance                                                           54
                  6.6.2  Proceeds                                                                           54
         6.7      Future Leases                                                                             55
         6.8      Future Acquisitions of Real Estate                                                        55
         6.9      Environmental Matters                                                                     55
         6.10     Compliance with Laws                                                                      56
         6.11     Taxes and Claims                                                                          56
         6.12     Maintenance of Properties                                                                 56
         6.13     Governmental Approvals                                                                    56
         6.14     Year 2000                                                                                 56
         6.15     Further Assurances                                                                        56
         6.16     Landlord Consents                                                                         57
         6.17     Restricted Foreign Subsidiaries                                                           57
         6.18     Lien Waivers                                                                              57

ARTICLE VII                                                                                                 57

NEGATIVE COVENANTS                                                                                          57
         7.1      Borrowing                                                                                 58
         7.2      Liens                                                                                     58
         7.3      Mergers and Acquisitions                                                                  58
         7.4      Contingent Liabilities/Obligations                                                        59
         7.5      Distributions/Restricted Junior Payments                                                  59
         7.6      Capital Expenditures                                                                      59

         7.7      Payments of Indebtedness for Borrowed Money                                               59
         7.8      Investments; Loans                                                                        59
         7.9      Fundamental Business Changes                                                              60
         7.10     Facility Sites                                                                            60
         7.11     Sale or Transfer of Assets                                                                61
         7.12     Amendment of Documents                                                                    61
         7.13     Acquisition of Additional Properties                                                      61
         7.14     Issuance of Capital Stock or Other Similar Interests                                      61
         7.15     Transactions with Affiliates                                                              62
         7.16     Compliance with ERISA                                                                     62
         7.17     Minimum Net Worth                                                                         63
         7.18     Maximum Leverage Ratio                                                                    63
         7.19     Minimum Total Debt Service Coverage Ratio                                                 63
         7.20     Subsidiaries                                                                              64
         7.21     Acquisitions                                                                              64

ARTICLE VIII                                                                                                67

DEFAULT AND REMEDIES                                                                                        67
         8.1      Events of Default                                                                         67
                  8.1.1  Default in Payment                                                                 67
                  8.1.2  Breach of Covenants                                                                67
                  8.1.3  Breach of Warranty                                                                 67
                  8.1.4  Default Under Other Indebtedness for Borrowed Money                                67
                  8.1.5  Bankruptcy                                                                         68
                  8.1.6  Judgments                                                                          68
                  8.1.7  Impairment of Licenses; Other Agreements                                           68
                  8.1.8  Collateral                                                                         69
                  8.1.9  Plans                                                                              69
                  8.1.10  Change in Control                                                                 69
         8.2      Acceleration of Borrower's Obligations                                                    70
         8.3      Remedies on Default                                                                       70
                  8.3.1  Enforcement of Security Interests                                                  70
                  8.3.2  Other Remedies                                                                     70
         8.4      Application of Funds                                                                      71
                  8.4.1  Expenses                                                                           71
                  8.4.2  Borrowers' Obligations                                                             71
                  8.4.3  Surplus                                                                            71
         8.5      Performance of Borrowers' Obligations                                                     71

ARTICLE IX                                                                                                  72

CLOSING                                                                                                     72

ARTICLE X                                                                                                   72

EXPENSES AND INDEMNITY                                                                                      72
         10.1  Attorneys' Fees and Other Fees and Expenses                                                  72
                  10.1.1  Fees and Expenses for Preparation of Loan Documents                               72
                  10.1.2  Fees and Expenses in Enforcement of Rights or Defense of Loan Documents           72
         10.2  Indemnity                                                                                    73
                  10.2.1  Brokerage Fees                                                                    73
                  10.2.2  General                                                                           73
                  10.2.3  Operation of Collateral; Joint Venturers                                          73
                  10.2.4  Environmental Indemnity                                                           73

ARTICLE XI                                                                                                  74

TAXES, YIELD PROTECTION AND ILLEGALITY                                                                      74
         11.1  Taxes.                                                                                       74
         11.2  Illegality                                                                                   75
         11.3  Increased Costs and Reduction of Return                                                      75
         11.4  Funding Losses                                                                               76
         11.5  Inability to Determine Rates                                                                 77
         11.6  Reserves on LIBOR Rate Loans                                                                 77
         11.7  Certificates of Lenders                                                                      77
         11.8  Survival                                                                                     77

ARTICLE XII                                                                                                 77

MISCELLANEOUS                                                                                               77
         12.1  Notices                                                                                      77
         12.2  Survival of Loan Agreement; Indemnities                                                      79
         12.3  Further Assurance                                                                            79
         12.4  Taxes and Fees                                                                               79
         12.5  Severability                                                                                 79
         12.6  Waiver                                                                                       79
         12.7  Modification of Loan Documents                                                               80
         12.8  Captions                                                                                     80
         12.9  Successors and Assigns                                                                       80
         12.10 Remedies Cumulative                                                                          80
         12.11 Entire Agreement; Conflict                                                                   80
         12.12 APPLICABLE LAW                                                                               80
         12.13 JURISDICTION AND VENUE                                                                       80
         12.14 WAIVER OF RIGHT TO JURY TRIAL                                                                81
         12.15 TIME OF ESSENCE                                                                              81
         12.16 Estoppel Certificate                                                                         81
         12.17 Consequential Damages                                                                        81
         12.18 Counterparts                                                                                 82
         12.19 No Fiduciary Relationship                                                                    82
         12.20 Notice of Breach by Lender                                                                   82

         12.21 Joint and Several Obligations                                                                82

                       LIST OF EXHIBITS TO LOAN AGREEMENT


         Exhibit 1.1(A)        -         Compliance Certificate
         Exhibit 1.1(B)        -         Notice of Borrowing
         Exhibit 1.1(C)        -         Notice of Conversion / Continuation
         Exhibit 1.1(D)        -         Existing Subordinated Indebtedness
         Exhibit 5.3.1         -          Subsidiary Equity Interests
         Exhibit 5.5.1         -          Business and Property
         Exhibit 5.5.2         -          Licenses
         Exhibit 5.5.3         -          Operating Agreements
         Exhibit 5.5.4         -          Facility Sites
         Exhibit 5.5.5         -          Leases
         Exhibit 5.5.6         -          Real Estate
         Exhibit 5.5.8         -          License Agreements
         Exhibit 5.7.1         -          Financial Statements
         Exhibit 5.7.2         -          Projections
         Exhibit 5.8           -          Litigation
         Exhibit 5.12          -          Intellectual Property
         Exhibit 5.19.1        -         Employee Benefit Plans
         Exhibit 5.20.1        -         Collective Bargaining
         Exhibit 7.1           -          Existing Indebtedness

                                 LOAN AGREEMENT

         This LOAN AGREEMENT, dated as of August 11, 1999 (this "Loan Agreement"), is among INFOCURE CORPORATION, a Delaware corporation ("InfoCure Corporation"), INFOCURE SYSTEMS, INC., a Georgia corporation ("InfoCure Systems"), THOROUGHBRED ACQUISITION, INC., a Georgia corporation
("Thoroughbred") (InfoCure Corporation, InfoCure Systems and Thoroughbred hereinafter are referred to individually as a "Borrower" and collectively as "Borrowers"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender").


                             PRELIMINARY STATEMENT:

         WHEREAS, Borrowers have requested, and Lender has agreed to make available to Borrowers, a revolving credit facility and a term loan upon and subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

         1.1 DEFINITIONS. As used in this Loan Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

                  Accounting Changes - as defined in Section 1.3.

                  Acquisition means any transaction or series of related transactions for the purpose of or resulting in, directly or indirectly, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests or other equity interests of a Person or otherwise causing a Person to become a Subsidiary of any Borrower or
         (c) a merger or consolidation or any other combination with another Person (other than a Person that is a wholly-owned Subsidiary of a Borrower) provided that a Borrower or a wholly-owned Subsidiary of a Borrower is the surviving Person.

                  Acquisition Documents - as defined in subsection 4.3.3.

                  Acquisition Funding Fee - as defined in subsection 4.3.4.

                  ADA means the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  Adjusted EBITDA means, as of any determination date, without duplication, the sum of (a) EBITDA of Borrowers and their Subsidiaries(other than the Restricted Foreign Subsidiaries) on a consolidated basis for the period in question and except to the extent intended to be included in clauses (1), (2) or (3) below, plus (b) the sum of the following:

                  (1) with respect to each Target owned by any Borrower or any Subsidiary of any Borrower for which Lender has not received financial statements for at least one quarter pursuant to subsection 6.3.2, the sum of Pro Forma EBITDA for each such Target; plus

                  (2) with respect to any Target owned by any Borrower or any Subsidiary of any Borrower for one full quarter or more for which Lender has received the financial statements for such quarters required pursuant to subsection 6.3.2, but owned by any such Person for less than four full quarters, the product obtained by multiplying EBITDA of such Target for the full quarters that such Target has been owned by such Person for which Lender has received such financial statements by a fraction, the numerator of which is four (4) and the denominator of which is the number of full quarters that such Target has been owned by such Person for which Lender has received such financial statements; plus

                  (3) with respect to any Target owned by any Borrower or any Subsidiary of any Borrower for four (4) full quarters or more for which Lender has received financial statements for not less than a four-quarter period, EBITDA of such Target for the trailing four-quarter period ending on the last day of the immediately preceding the quarter for which Lender has received such financial statements.

                  Advance means any advance of the Revolving Loan.

                  Affiliate means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for purposes of this Loan Agreement, be deemed to control the other Person. Notwithstanding the foregoing, Lender shall not be deemed to be an "Affiliate" of any Borrower or any Subsidiary of any Borrower.

                  Annual Fee - as defined in Section 2.11.

                  Applicable Margin means, with respect to LIBOR Rate Loans and Base Rate Loans, respectively, the applicable LIBOR margin or Base Rate margin in effect from time to time determined based upon the applicable Leverage Ratio then in effect pursuant to the appropriate column under the table below:

                                                     LIBOR            Base Rate
                  Leverage Ratio                     Margin            Margin
                  --------------                     ------            ------
                  less than 1.50 to 1.00             2.00%              0.50%

                  greater than or equal to
                  1.50 to 1.00, but less than
                  or equal to 2.00 to 1.00           2.25%              0.75%

                  greater than 2.00 to 1.00          2.75%              1.25%

         The Applicable Margin shall be adjusted from time to time upon delivery to Lender of the quarterly financial statements required to be delivered pursuant to subsection 6.3.2 hereof, accompanied by a written calculation of the Leverage Ratio certified by a Responsible Officer as of the end of the fiscal quarter for which such financial statements are delivered, which calculation may be contained in a Compliance Certificate. If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the month following the date of delivery of such financial statements and written calculation, the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if Borrowers shall fail to deliver any such financial statements and written calculation for any such fiscal quarter by the date required pursuant to subsection 6.3.2, then, effective as of the first day of the month following the end of the fiscal quarter for which such financial statements were to have been delivered and continuing through the first day of the month following the date (if ever) on which such financial statements and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.

                  Approved Replacement means, with respect to any person, a person reasonably acceptable to Lender hired or engaged by Borrowers to replace and perform the tasks of another person whose employment or occupancy of an office shall have ceased for any reason, which replacement shall have occurred on or before the ninetieth (90th) day after the cessation of the employment of or office occupancy by such other person.

                  Assignment of Leases means an assignment of leases executed by any Borrower or any Subsidiary of any Borrower, in form and substance satisfactory to Lender.

                  Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.), any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

                  Base Rate means, at any time and from time to time, the higher of (i) the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest (which rate (a) shall change automatically without notice and simultaneously with each change in such corporate base rate, (b) is a reference rate and (c) does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York) and (ii) the sum of, for any day, (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, plus (b) 0.50%.

                  Base Rate Loan means a Loan that bears interest based on the Base Rate.

                  Basic Financial Statements - as defined in subsection 6.3.3.

                  Borrower means any of the Borrowers.

                  Borrowers means collectively, InfoCure Corporation, InfoCure Systems and Thoroughbred.

                  Borrowers' Obligations means, collectively, (i) any and all Loans, Indebtedness, liabilities, obligations and fees due or to become due, whether now existing or hereafter arising, of Borrowers and their Subsidiaries to Lender (or any other Person required to be indemnified) pursuant to the terms of this Loan Agreement, any other Loan Document, any Rate Contracts (to the extent between any Borrower and Lender or any Affiliate of Lender) or otherwise, including, without limitation, the Unused Commitment Fee, the Annual Fee, the Success Fee, any Acquisition Funding Fees and indemnification obligations, and (ii) the performance of the covenants of Borrowers and their Subsidiaries contained in the Loan Documents.

                  Business Day means any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or New York, New York are required to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

                  Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Body, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of Lender or of any corporation controlling Lender.

                  Capital Expenditures means for any period and with respect to any Person, the aggregate of all (i) payments that are made or liabilities that are incurred by such Person and its Subsidiaries for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's consolidated balance sheet in the category of property, plant or equipment, and (ii) Capital Expenditures/Research and Development Costs, in any case, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized by such Person or any other Person.

                  Capital Expenditures/Research and Development Costs means for any period and with respect to any Person, the aggregate of all expenditures by and costs of such Person and its Subsidiaries for research and development which are capitalized, in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries.

                  Capitalized Lease means any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

                  Chief Financial Officer means the chief financial officer or treasurer of InfoCure Corporation.

                  Closing means the initial Advance of the Revolving Loan on the Closing Date.

                  Closing Date means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by Lender.

                  Code means the Internal Revenue Code of 1986, any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

                  Collateral means collectively, (i) all existing and after-acquired Property of Borrowers and their Subsidiaries, including, without limitation, all existing and after-acquired accounts, machinery, equipment, inventory, goods, fixtures, chattel paper, investment property, instruments, documents, deposit accounts and general intangibles, (ii) the Subsidiary Equity Interests and (iii) all proceeds of the foregoing.

                  Collateral Documents means, collectively, the Security Agreement, the Assignment of Leases, the Mortgages, the Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease and other assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, between any Borrower or any Subsidiary of any Borrower and Lender now or hereafter delivered to Lender pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now on file or hereafter filed in accordance with the UCC or comparable law) against any Borrower or any Subsidiary of any Borrower as debtor in favor of Lender, as secured party.

                  Commitment Fee - as defined in Section 2.9.

                  Commitments means, collectively, the Revolving Loan Commitment and the Term Loan Commitment.

                  Compliance Certificate means a compliance certificate executed by the Chief Financial Officer, in substantially the form of EXHIBIT 1.1(A) hereto.

                  Consolidated Net Income means, for any period, the net income of Borrowers and their Subsidiaries(other than the Restricted Foreign Subsidiaries) for such period, on a consolidated basis, computed in accordance with GAAP.

                  Consolidated Net Worth means, as of any date of determination, the net worth of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) on such date, on a consolidated basis, computed in accordance with GAAP, plus non-cash charges incurred by any Borrower or any Subsidiary of any Borrower (other than the Restricted Foreign Subsidiaries) during the applicable period in connection with any Acquisition, provided, that (i) such charges are so incurred and recognized on or before the three hundred sixtieth (360th) day after the consummation of such Acquisition and (ii) the aggregate amount of such charges shall have been fixed or determined prior to such consummation.

                  Conversion Date means any date on which Borrowers convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

                  Contribution Agreement means a contribution agreement between the Borrowers, in form and substance satisfactory to Lender.

                  Default Rate means (i) with respect to the Term Loan A, a rate equal to the Base Rate then in effect, plus three percent (3.0%) per annum, (ii) with respect to the Revolving Loan (including, without limitation, from and after the Term Conversion Date, the Term Loan B Portion of the Revolving Loan), a rate equal to the Base Rate or the LIBOR, as the case may be, plus the Applicable Margin then in effect, plus 2.0% per annum and (iii) with respect to any other amounts which may be owing by Borrowers to Lender pursuant to this Loan Agreement, the other Loan Documents or otherwise, a rate equal to the greater of
         (i) and (ii) of this definition.

                  Default Rate Period means a period of time commencing on the date an Event of Default has occurred and ending on the date that such Event of Default is cured or waived in writing by Lender.

                  DISC means DISC Computer Systems, Inc., a Minnesota corporation.

                  Disposition means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under clause (i) and (ii) of Section 7.11, and (b) the sale or transfer by any Borrower or any Subsidiary of any

         Borrower of any equity securities issued by any Subsidiary of any Borrower and held by such transferor Person.

                  EBITDA means for any period, without duplication, net income (or loss) for the applicable period of measurement of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) (or such other Persons as the context may require) on a consolidated basis determined in accordance with GAAP, plus the sum of the following to the extent deducted in determining such net income: (i) losses from sales, transactions, exchanges and other dispositions of Property and other extraordinary losses not in the ordinary course of business; (ii) interest, fees and other charges paid or accrued on Indebtedness for Borrowed Money; (iii) depreciation and amortization of Property; and
         (iv) income taxes which are accrued or paid during such period, less gains from sales, transactions, exchanges and other dispositions of Property and other extraordinary gains not in the ordinary course of business to the extent included in determining such net income; provided, however, that for any date of determination occurring before December 31, 1999, consolidated EBITDA of Borrowers and their Subsidiaries shall equal the product obtained by multiplying consolidated EBITDA of Borrowers and their Subsidiaries for the full quarters of 1999 for which Lender has received financial statements for Borrowers and their Subsidiaries pursuant to subsection 6.3.2 by a fraction, the numerator of which is four (4) and the denominator of which is the number of full quarters that have occurred in 1999 for which Lender has received such financial statements.

                  Employee Benefit Plan means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of any Borrower or any ERISA Affiliates of any Borrower or
         (ii) has at any time within the preceding six (6) years been maintained for the employees of such Borrower or any current or former ERISA Affiliates of any Borrower.

                  Environmental Certificate means an environmental certificate executed by Borrowers, in form and substance satisfactory to Lender.

                  Environmental Laws means any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C Section 9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. Section 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7901 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4231, et seq.), the Refuse Act (33 U.S.C. Section 407, et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

                  ERISA means the Employee Retirement Income Security Act of 1974, and any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

                  ERISA Affiliate means any Person who is a member of a group which is under common control with any Borrower, who together with such Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

                  Event of Default means any of the Events of Default set forth in Section 8.1.

                  Excess Cash Flow means, for any period, (i) the Operating Cash Flow of Borrowers for such period, minus (ii) the aggregate of the following for such period: (A) Total Debt Service and (B) income taxes paid by Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) during such period.

                  Excess Interest - as defined in subsection 2.3.4.

                  Existing FINOVA Indebtedness means Indebtedness of Borrowers owing to Lender under current credit facilities provided by Lender to Borrowers, including principal, interest, fees and any other amounts owing in respect thereof, the aggregate amount of which shall be refinanced on the Closing Date with a portion of the proceeds of the Loans.

                  FINOVA means FINOVA Capital Corporation, a Delaware corporation.

                  Fiscal Year means the fiscal year of Borrowers and their Subsidiaries for financial accounting purposes, which fiscal year ends on December 31. For example, a reference to the 1999 Fiscal Year of Borrowers shall be deemed to refer to Borrowers' Fiscal Year ended December 31, 1999.

                  Funding Date means the date of disbursement of the Term Loan A or any Advance of the Revolving Loan, as applicable.

                  GAAP means generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

                  Good Funds means United States Dollars available in Federal funds to Lender at or before 2:00 p.m., Phoenix time, on a Business Day.

                  Governmental Body means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                  Hazardous Materials means any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

                  Incipient Default means any event, circumstance or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  Indebtedness means all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by any Borrower or any of its ERISA Affiliates to any Multiemployer Plan.

                  Indebtedness for Borrowed Money means, without duplication, all (i) Indebtedness in respect of borrowed money, (ii) Indebtedness evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrowers' Obligations and Permitted Senior Indebtedness), (iii) Indebtedness in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property or services, (iv) Indebtedness in respect of obligations under conditional sales or other title retention agreements, (v) all net obligations with respect to Rate Contracts and
         (vi) all guaranties of any or all of the foregoing.

                  InfoCure Corporation - as defined in the Preamble of this Loan Agreement.

                  InfoCure Systems - as defined in the Preamble of this Loan Agreement.

                  Interest Payment Date means (i) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months), the last day of each Interest Period applicable to such Loan,
         (ii) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval, and
         (iii) with respect to Base Rate Loans, the first Business Day of each quarter.

                  Interest Period means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrowers in their Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                           (i) if any Interest Period pertaining to a LIBOR Rate
                  Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period pertaining to a LIBOR Rate
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii) no Interest Period for the Term Loan B Portion,
                  any Advance of the Revolving Loan or any portion thereof shall extend beyond the last scheduled payment date therefor; and

                           (iv) no Interest Period applicable to the Term Loan B
                  Portion, any Advance of the Revolving Loan or any portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan B Portion or such Advance unless the Principal Balance of the Term Loan B Portion or such Advance represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

                  Landlord means a lessor under a Lease.

                  Landlord Consent means a consent from a Landlord in form and substance satisfactory to Lender.

                  Lease means any lease of real estate under which any Borrower or any Subsidiary of any Borrower is the lessee or sublessee.

                  Leasehold Property means any real estate which is the subject of a Lease.

                  Leverage Ratio means, as of any date of determination, the ratio of (i) the aggregate amount of all Indebtedness for Borrowed Money of Borrowers and their Subsidiaries as of such date to (ii) the amount by which (a) Adjusted EBITDA of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) for the twelve-month period ending on such date, exceeds (b) the aggregate amount of Capital Expenditures/Research and Development Costs made, incurred or otherwise recognized by Borrowers and their Subsidiaries during such period.

                  LIBOR means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate shall be the rate of interest per annum, as determined by Lender (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of United States dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Lender in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

                  LIBOR Rate Loan means a Loan that bears interest based on LIBOR.

                  License Agreements means all license agreements pursuant to which any Borrower or any Subsidiary of any Borrower is licensed to use the computer software or similar Property of any other Person in connection with the business of such Borrower or such Subsidiary.

                  Licenses means all licenses, permits, consents, approvals and authority issued by any Governmental Body in connection with the operation of the business of any Borrower or any Subsidiary of any Borrower.

                  Lien means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

                  Loan Agreement means this Loan Agreement and any amendments or supplements hereto and restatements hereof.

                  Loan Documents means, collectively, this Loan Agreement, the Notes, the Environmental Certificates, the Contribution Agreement, the Subsidiary Guaranty, the Collateral Documents, the Warrants, all agreements, documents and instruments delivered to Lender in connection therewith and all Rate Contracts between any Borrower and Lender (or any Affiliate of Lender), including, without limitation, any subordination agreements covering or otherwise relating to any of the Subordinated Indebtedness, including, without limitation, the Thoroughbred Subordination Agreement.

                  Loans means, collectively, the Term Loan and the Revolving Loan or any portion thereof, and may mean a Base Rate Loan or a LIBOR Rate Loan. Such term shall include the Term Loan B Portion upon conversion of the Revolving Loan as provided in subsection 2.l.2.

                  Loan Year means a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

                  Material Adverse Effect means (i) a material adverse effect upon or change in the business, operations, Property, profits or condition (financial or otherwise) of Borrower and their respective Subsidiaries taken as a whole or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrowers and their Subsidiaries taken as a whole to perform their obligations under any Loan Document or of Lender to enforce or collect any of Borrowers' Obligations.

                  Maximum Rate - as defined in subsection 2.3.4.

                  Medical Software Management means Medical Software Management, Inc., a Georgia corporation.

                  Mortgage means any mortgage, deed of trust or other document creating a Lien on any parcel of Real Estate in favor of Lender, in form and substance satisfactory to Lender.

                  Multiemployer Plan means any multiemployer plan as defined pursuant to Section 3(37) of ERISA to which any Borrower or any ERISA Affiliate of any Borrower makes, or accrues an obligation to make contributions, or has made, or been obligated to make, contributions within the preceding six (6) years.

                  Net Issuance Proceeds means, in respect of any issuance of debt or equity, cash proceeds or non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of any Borrower; provided, however, that the term "Net Issuance Proceeds" shall not include any proceeds (i) received by InfoCure Corporation in connection with the issuance of stock to its employees in the ordinary course of business pursuant to a stock option plan maintained by InfoCure Corporation or (ii) of the Loans.

                  Net Proceeds means proceeds in cash, checks or other cash equivalent financial instruments (including cash equivalents) as and when received by the Person making a Disposition, net of: (a) the direct costs relating to such Disposition excluding amounts payable to any Borrower or any Affiliate of any Borrower, (b) sale, use or other transaction taxes paid or payable as a result thereof and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition.

                  Notes means collectively, the Term Loan A Note and the Revolving/Term Loan Note.

                  Notice of Borrowing means a notice given by Borrowers to Lender pursuant to either Section 4.2.1 or clause (ii) of subsection 2.1.1, in any case in substantially the form of EXHIBIT 1.1(B) hereto.

                  Notice of Conversion/Continuation means a notice given by Borrowers to Lender pursuant to Section 2.5(b), in substantially the form of EXHIBIT 1.1(C) hereto.

                  Operating Agreements means all right-of-entry agreements, access agreements, advertising contracts, equipment leases, agreements pursuant to which any Person provides electronic data service to any Borrower or any Subsidiary of any Borrower, service contracts and similar agreements relating to the operation of the business of any Borrower or any Subsidiary of any Borrower, excluding Leases.

                  Operating Cash Flow means, for any period, EBITDA of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) for such period, less Capital Expenditures made or incurred by Borrowers and their Subsidiaries during such period.

                  Operating Lease means any lease which, under GAAP, is not required to be capitalized.

                  PBGC means the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

                  Pension Plan means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of any Borrower or any of its ERISA Affiliates of any Borrower, or (ii) has at any time within the preceding six (6)years been maintained for the employees of any Borrower or any current or former ERISA Affiliates of any Borrower.

         Permitted Liens means any of the following Liens:

                    (i)    the Security Interests;

                   (ii)    the Permitted Senior Indebtedness Liens;

                  (iii) Liens for taxes or assessments and similar charges, which either are (a) not delinquent or (b) being contested diligently and in good faith by appropriate proceedings, and as to which the applicable Borrower or Subsidiary of a Borrower has set aside reserves on its books which are satisfactory to Lender;

                   (iv) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which the applicable Borrower has set aside reserves on its books satisfactory to Lender, or the payment of which obligations are otherwise secured in a manner satisfactory to Lender;

                    (v) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are acceptable to Lender;

                   (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6;

                  (vii) Liens to secure payment of insurance premiums (a) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (b) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs; and

                  (viii) Liens in favor of Security National Bank evidenced by the Real Estate/Macon Mortgage.

         Permitted Prior Liens means any of the following Liens:

                    (i)    the Permitted Senior Indebtedness Liens;

                   (ii)    the Permitted Liens described in clauses (iii) and
                           (iv) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

                  (iii)    the Permitted Liens described in clauses (v) and
                           (vii) of the definition of Permitted Liens, subject to the limitations set forth therein.

                  Permitted Senior Indebtedness means Indebtedness, other than Borrowers' Obligations, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, provided that (i) such aggregate Indebtedness of Borrowers existing as of the Closing Date shall not exceed $4,000,000 in the aggregate, (ii) during any Loan Year after the Closing Date, the aggregate amount of such Indebtedness of Borrowers and their Subsidiaries at any one time outstanding during such Loan Year shall not exceed $10,000,000 and principal payments made with respect to such Indebtedness during such Loan Year shall not exceed $3,000,000 in the aggregate, and (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii) of this definition.

                  Permitted Senior Indebtedness Liens means Liens that secure Permitted Senior Indebtedness, provided that each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property.

                  Person means any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, limited liability company or partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                  Pledge Agreement means, collectively, the pledge agreements executed by InfoCure Corporation and such other Persons, pursuant to which Lender is granted a first Lien upon the Subsidiary Equity Interests, in form and substance satisfactory to Lender.

                  Prepayment Premium - as defined in subsection 2.8.3.

                  Principal Balance means the unpaid principal balance of the Loans or any specified portion thereof outstanding from time to time.

                  Pro Forma EBITDA means, with respect to any Target, EBITDA for such Target for the most recent twelve-month period (or, if otherwise designated, for any other applicable period or periods) for which financial statements are available at the time of determination thereof, adjusted for verifiable expense reductions which are expected to be realized, calculated by Borrowers and approved by Lender pursuant to Section 7.21.

                  Property means all types of real, personal or mixed property and all types of tangible or intangible property.

                  Qualified Depository means a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

                  Rate Contracts means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                  Real Estate means any real estate which is owned, beneficially or otherwise, by any Borrower or any Subsidiary of any Borrower and shall include, after the consummation of the Real Estate Acquisition and, prior to such consummation, for purposes of Section 4.4, the real property that is the subject of the Real Estate Acquisition.

                  Real Estate/Macon means the Real Estate owned by InfoCure Systems located in Bibb County, Georgia and covered by and subject to the Real Estate/Macon Mortgage.

                  Real Estate/Macon Mortgage means that certain Real Estate Deed to Secure Debt dated as of May 15, 1998 made from Macon Systems Management, LLC to Security National Bank, filed for record on May 29, 1998 and recorded in Deed Book 4185, Page 94, Records of Bibb County, Georgia, as amended by that certain Assumption, Release and Consent Agreement by and between Macon Systems Management, LLC, Manuel A. DelaRosa, George A. Barnes, InfoCure Systems and Security National Bank, dated February 10, 1999, filed for record on February 12, 1999 and recorded in Deed Book 4371, Page 234, Records of Bibb County, Georgia.

                  Real Estate Acquisition means the acquisition by InfoCure Corporation or any of its Subsidiaries (other than a Restricted Foreign Subsidiary) of the real property located in Cobb County, Georgia, and all improvements thereon, and commonly known as 1765 The Exchange, Atlanta, Georgia 30339.

                  Real Estate Acquisition Documents means, collectively, that certain Agreement of Sale among Highwoods Reality Limited Partnership, a North Carolina limited partnership, InfoCure Corporation, Chicago Title Insurance Company, CB Richard Ellis, Inc. and Hailey Realty Company, Inc., together with all agreements, documents and instruments executed and/or delivered in connection therewith, in each case in form and substance satisfactory to Lender.

                  Real Estate Funding Date means the date on which all conditions precedent contained in Sections 4.2 and 4.4 have been satisfied and the proceeds of the Term Loan A shall have been funded.

                  Related Transactions means the Acquisitions and the Real Estate Acquisition.

                  Related Transaction Documents means the Acquisition Documents and the Real Estate Acquisition Documents.

                  Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Body, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  Restricted Foreign Subsidiaries means, collectively, InfoCure Australia Pty Limited and Devage Pty Limited, each a company organized under the laws of Australia.

                  Responsible Officer means the Chief Executive Officer or the president of InfoCure Corporation, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of InfoCure Corporation, or any other officer having substantially the same authority and responsibility.

                  Revolving Loan means the revolving loan in the maximum amount of $91,295,000 (subject to reduction in accordance with the terms of this Loan Agreement) to be made by Lender to Borrowers pursuant to subsection 2.1.2.

                  Revolving Loan Commitment means, at any time, the commitment of Lender to make Advances of the Revolving Loan in accordance with the terms of this Loan Agreement.

                  Revolving/Term Loan Note means a promissory note of Borrowers payable to the order of Lender evidencing Indebtedness of Borrowers under the Revolving Loan Commitment.

                  Securities Act means the Securities Act of 1933, the Securities Exchange Act of 1934, any successor statute thereto, and the rules, regulations and legally binding policies of the Securities Exchange Commission promulgated thereunder, as amended and in effect from time to time.

                  Security Interests means the Liens in the Collateral granted to Lender pursuant to the Collateral Documents and any other agreement, document or instrument now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other Person which purports to grant a Lien on the Property of such Borrower, such Subsidiary or such other Person in favor of Lender.

                  Security Agreement means a security agreement made by Borrowers in favor of Lender, in form and substance satisfactory to Lender.

                  Stated Rate - as defined in subsection 2.3.4.

                  StrategiCare means StrategiCare, Inc., a Minnesota corporation.

                  Subordinated Indebtedness means the Indebtedness described on
         EXHIBIT 1.1(D) and all other Indebtedness for Borrowed Money of any Borrower or any Subsidiary of any Borrower which is subordinated in right of payment and action to Borrowers' Obligations, including, without limitation, Indebtedness for Borrowed Money incurred in connection with Acquisitions permitted hereunder and the Indebtedness for Borrowed Money evidenced by the Thoroughbred Note, but specifically excluding the Indebtedness for Borrowed Money described on EXHIBIT 7.1 hereto.

                  Subsidiary of a Person means any other Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person, or one or more of the Subsidiaries of such Person, or any combination thereof.

                  Subsidiary Equity Interests means all of the issued and outstanding capital stock, partnership and limited liability company interests and other equity interests, any all warrants, options and other rights to purchase or otherwise acquire any capital stock, partnership and limited liability company interests or other equity interests, of the Subsidiaries of InfoCure Corporation (including, without limitation, InfoCure Systems, Thoroughbred, DISC, StrategiCare, Medical Software Management and, to the extent a pledge of the equity interests of such Persons is required by Section 6.17, the Restricted Foreign Subsidiaries).

                  Subsidiary Guaranty means the guaranty made by the Subsidiaries of Borrowers (other than the Restricted Foreign Subsidiaries, unless required by Section 6.17) in favor of Lender, in form and substance satisfactory to Lender.

                  Subsidiary Security Agreement means the security agreement made by the Subsidiaries of Borrowers (other than the Restricted Foreign Subsidiaries, unless required by Section 6.17) in favor of Lender, in form and substance satisfactory to Lender.

                  Success Fee - as defined in Section 2.12.

                  Target means (i) any other Person engaged in business activities primarily related to the business activities of Borrowers or
         (ii) a business unit or asset group of any other Person which is used in business activities primarily related to the business activities of Borrowers, in each case acquired or proposed to be acquired in an Acquisition; provided, that, with respect to the calculation of Adjusted EBITDA, the term "Target" shall be deemed also to include any Person or business unit or asset group of any other Person that shall have been acquired by any Borrower during the twelve-month period ending on the Closing Date.

                  Term Conversion Date means the second anniversary of the Closing Date, or, if such date is not a Business Day, the Business Day immediately preceding the second anniversary of the Closing Date.

                  Term Loan A means the term loan in the maximum amount of $8,705,000 to be made by Lender to Borrowers pursuant to subsection 2.1.1.

                  Term Loan A Note means a promissory note of Borrowers payable to the order of Lender evidencing the Indebtedness of Borrowers to Lender resulting from the Term Loan A made to Borrowers by Lender.

                  Term Loan B Portion - as defined in subsection 2.6.2.

                  Term Loan Commitment means the commitment of Lender to make the Term Loan A in accordance with the terms of this Agreement.

                  Termination Event means (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of any Borrower or any ERISA Affiliate of any Borrower from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or
         (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate of any Borrower from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  Thoroughbred - as defined in the Preamble of this Loan Agreement.

                  Thoroughbred Note means that certain Convertible Subordinated Non-Negotiable Promissory Note dated October 23, 1998 in the original principal amount of $10,000,000 made by InfoCure Corporation payable to the order of Reynolds and Reynolds Holdings, Inc.

                  Thoroughbred Subordination Agreement means that certain Subordination Agreement dated as of October 23, 1998 between InfoCure Corporation and Reynolds and Reynolds Holdings, Inc., as amended, modified, supplemented, restated or reaffirmed from time to time with the consent of the parties thereto.

                  Total Debt Service means during any period, all payments of principal, interest, premium, loan fees and other charges with respect to Indebtedness for Borrowed Money of Borrowers and their Subsidiaries (including, without limitation, Borrowers' Obligations, Permitted Senior Indebtedness and Subordinated Indebtedness), which payments are required or permitted to be made pursuant to this Loan Agreement and are due and payable during such period.

                  Total Debt Service Coverage Ratio means the ratio of (i) Operating Cash Flow of Borrowers and their Subsidiaries for the twelve-month period ending on the last day of any quarter to (ii) Total Debt Service of Borrowers and their Subsidiaries for such twelve-month period.

                  UCC or Uniform Commercial Code means the Uniform Commercial Code as in effect in the State of Arizona.

                  Unused Commitment Fee - as defined in Section 2.10.

                  Warrants means, collectively, (i) that certain Warrant Agreement with an original issue date of January 21, 1999 issued by Borrower to and for the benefit of Lender and (ii) that certain Warrant Agreement with an original issue date of October 23, 1998 issued by Borrower to and for the benefit of Lender.

         1.2 TIME PERIODS. In this Loan Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Documents to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

         1.3 ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrowers and Lender agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants

(or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by the Borrowers' accountants.

         1.4 REFERENCES. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

         1.5 LENDER'S DISCRETION. Whenever the terms "satisfactory to Lender," "determined by Lender," "acceptable to Lender," "Lender shall elect," "Lender shall request," "at the option or election of Lender," or similar terms are used in the Loan Documents, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lender, in its sole and unlimited discretion.

         1.6 BORROWER'S OR BORROWERS' KNOWLEDGE. Any statements, representations or warranties in the Loan Documents that are based upon the knowledge or best knowledge of a Borrower or an officer thereof shall be deemed to have been made after due inquiry by the officer making such statements, representations or warranties on behalf of such Borrower or himself or herself, as applicable, with respect to the matter in question, and no Borrower shall be imputed with knowledge of any fact or circumstance unless a Responsible Officer of such Borrower shall have or should have had actual knowledge of such fact or circumstance.


                                   ARTICLE II

                     LOANS AND TERMS OF PAYMENT; SYNDICATION

         2.1      LOANS.

                  2.1.1 TERM LOAN A. The Term Loan A shall consist of a term loan from Lender to Borrowers in an aggregate amount requested by Borrowers not to exceed $8,705,000, subject to subsection 2.1.3. Lender shall disburse the proceeds of the Term Loan A to or as directed by Borrowers on or before the second anniversary of the Closing Date, upon the satisfaction of the following conditions for each and every advance thereof:

                           (i) all of the terms and conditions set forth in
                  Section 4.2 and 4.4 shall have been satisfied;

                           (ii) with respect to any such advance occurring after
                  the Closing Date, not less than two (2) Business Days prior to the date upon which Borrowers desire to borrow any portion of the proceeds of the Term Loan A, Borrowers shall have delivered to Lender a Notice of Borrowing;

                           (iii) no Incipient Default or Event of Default shall
                  exist at the time such Notice of Borrowing is delivered to Lender or on the requested date of disbursement, or be caused as a result of the incurrence of such Indebtedness for Borrowed Money by Borrowers; and

                           (iv) Lender shall have received (A) evidence (in the
                  form of invoices or otherwise) satisfactory to Lender which supports the amount of the requested advance of the Term Loan A, (B) any lien waivers requested by Lender, including, without limitation, mechanic's lien waivers, in any case in form and substance satisfactory to Lender, and (C) a date down endorsement to the title policy in favor of Lender, as insured, covering the applicable Real Estate.

                  2.1.2 REVOLVING LOAN. Lender agrees, on the terms and conditions hereinafter set forth, to make Advances of the Revolving Loan to Borrowers on any Business Day during the period from the Closing Date to the day immediately preceding August 11, 2002 in an aggregate amount not to exceed at any time outstanding $91,295,000, subject to subsection 2.1.3 and reduction from time to time pursuant to the terms of this Loan Agreement. Borrowers agree and acknowledge that on the Closing Date, without giving effect to any other Loans requested by Borrowers on such date, $12,149,250.00 shall be deemed outstanding under the Revolving Loan, which amount shall be deemed to have refinanced the Existing FINOVA Indebtedness. Notwithstanding anything contained herein to the contrary, Lender shall not be required or obligated to make additional Advances of the Revolving Loan Commitment from and after August 10, 2002.

                  2.1.3 SUBORDINATION PROVISIONS. Notwithstanding anything contained herein or any other Loan Document to the contrary, and without limiting any other term or provision of this Loan Agreement or any other Loan Document, Lender shall not be required or obligated to make any Advance or advance of the Term Loan A if, as a result thereof, the Principal Balance or any portion thereof would not constitute senior indebtedness or any other similar term or concept under any effective subordination agreement or terms governing any Subordinated Indebtedness (including, without limitation, the Indebtedness evidenced by the Thoroughbred Note) or otherwise be senior in right of payment and collection to any Subordinated Indebtedness at least to the extent any other portion of the Principal Balance is senior in right of payment and collection to any such Subordinated Indebtedness. Without limiting the foregoing, so long as the Thoroughbred Note remains outstanding Lender shall not be required or obligated to make any Advance or advance of the Term Loan A if the result thereof would cause the Principal Balance to exceed $75,000,000 (or such other limit on "Senior indebtedness" (as defined in the Thoroughbred Subordination Agreement) that from time to time may be set or present under the terms of the Thoroughbred Subordination Agreement).

         2.2      USE OF PROCEEDS, NOTES AND REBORROWING.

                  2.2.1 USE OF PROCEEDS. The proceeds of the (i) Term Loan A shall be used solely to consummate the Real Estate Acquisition and (ii) Revolving Loan shall be used solely for consummating Acquisitions to the extent permitted hereunder and to pay related transaction costs; provided that a maximum amount of $15,000,000 at any one time outstanding of the Revolving Loan may be used for working capital purposes.

                  2.2.2 NOTES. The Term Loan A and the Revolving Loan (including, without limitation, the Term Loan B Portion thereof) shall be evidenced by the Term Loan A Note and the Revolving/Term Loan Note, respectively.

                  2.2.3 REBORROWING. Borrowers may not reborrow all or any portion of the Term Loan A or, from and after the Term Conversion Date, the Revolving Loan. Subject to the terms and conditions of this Agreement, Borrowers from time to time may reborrow all or any portion of the Revolving Loan which is repaid or prepaid through the date immediately preceding the Term Conversion Date.

         2.3      INTEREST.

                  2.3.1 INTEREST RATES AND PAYMENT. Except as provided in subsection 2.3.2 and subject to the provision contained in Section 2.4,
         (i) the Principal Balance of the Term Loan A shall bear interest at a per annum rate equal to the Base Rate, plus one percent (1.0%) and (ii) the Revolving Loan (including, without limitation, the Term Loan B Portion thereof) shall bear interest at a per annum rate equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin. Interest shall be payable in arrears on each Interest Payment Date. Interest also shall be paid on the date of any payment or prepayment of the Loans pursuant to Sections 2.6 and 2.8.

                  2.3.2 DEFAULT RATE. During a Default Rate Period, Borrowers' Obligations shall bear interest at the applicable Default Rate.

                  2.3.3 INTEREST AND FEES COMPUTATION. Computations of interest on LIBOR Rate Loans, fees and all other Borrowers' Obligations (other than Base Rate Loans) shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which such interest and fees are being charged. Computations of interest on Base Rate Loans shall be computed on the basis of a year consisting of 365 days (or, in the case of a leap year, 366 days) and charged for the actual number of days during the period for which such interest is being charged. In computing interest and fees, the date of funding shall be included and the date of payment shall be excluded.

                  2.3.4 MAXIMUM INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrowers to Lender in excess of the maximum contract rate of interest permitted by applicable law (such excess referred to as "Excess Interest"). Lender and Borrowers agree that the interest laws of the State of Arizona shall govern the relationship among them and understand and believe that the transactions contemplated by the Loan Documents comply with the usury laws of the State of Arizona, but in the event of a final adjudication to the contrary, Borrowers shall be obligated to pay, nunc pro tunc, to Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lender and Borrowers. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Document, then in such event (i) no Borrower shall be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lender shall be, at Lender's option, (A) applied to the Principal Balance in such manner as Lender may elect or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law (the "Maximum Rate") or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (the "Stated Rate") shall be automatically reduced to the Maximum Rate and the Loan Documents shall be deemed to have been, and shall be, modified to reflect such reduction and (iv) no Borrower shall have any action against Lender for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrowers shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.3.4 shall again apply.

         2.4 PROCEDURE FOR BORROWING UNDER THE REVOLVING LOAN COMMITMENT. (a) The Term Loan A and each Advance of the Revolving Loan shall be made upon the Borrowers' irrevocable written notice delivered to Lender in the form of a Notice of Borrowing, which notice must be received by Lender prior to 10:30 a.m. (Chicago time) (i) on the requested Funding Date in the case of each Advance equal to or less than $1,000,000 and in the case of the Term Loan A and the Advance to be made on the Closing Date, (ii) on the date which is one (1) Business Day prior to the requested Funding Date of each Advance in excess of $1,000,000 but equal to or less than $3,000,000 and (iii) on the day which is two (2) Business Days prior to the requested Funding Date in the case of each Advance in excess of $3,000,000; provided, that with respect to Advances subsequent to the Closing Date, Borrowers may give notice of the requested Advance to Lender by telephone call, with such notice confirmed not later than the following Business Day by delivery to Lender of a signed Notice of Borrowing; and further provided, that Borrowers shall be permitted to notify Lender of the revocation of such Notice of Borrowing no later than noon (New York time) on the relevant proposed Funding Date without incurring any cost, expense or other liability arising from such revocation. Each such Notice of Borrowing shall specify:

                  (I) the amount of the Advance (which shall be in an aggregate minimum principal amount of $500,000 and multiples of $50,000 in excess thereof);

                  (II) the requested Funding Date, which shall be a Business
         Day;

                  (III) whether the Advance is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

                  (IV) if the Advance is to be LIBOR Rate Loans, the Interest Period applicable to such Advance.

provided, however, that with respect to the Advance to be made on the Closing Date and the Term Loan A, such Advance and the Term Loan A will be a Base Rate Loan only and shall remain so for not less than three (3) Business Days after the Closing Date or the Real Estate Funding Date, as applicable.

         (b) Unless otherwise required by Lender, the proceeds of each requested Advance after the Closing Date will be made available to Borrowers by Lender by wire transfer (or ACH transfer) of such amount to Borrowers pursuant to the wire transfer instructions specified on the signature page hereto.

         2.5 CONVERSION AND CONTINUATION ELECTIONS. (a) Borrowers may upon irrevocable (subject to subsection 11.2(c) and Section 11.5) written notice to Lender in accordance with subsection 2.5(b) elect to (i) convert on any Business Day any Base Rate Loan into a LIBOR Rate Loan or (ii) elect to continue on the last day of the applicable Interest Period any LIBOR Rate Loan having an Interest Period maturing on such day or (iii) elect to renew on the last day of the applicable Interest Period any LIBOR Rate Loan having an Interest Period maturing on such day, in each instance, in whole or in part in an amount not less than $500,000, or that is in an integral multiple of $50,000 in excess thereof.

         (b) Borrowers shall deliver a Notice of Conversion/Continuation to be received by Lender not later than 10:30 a.m. (Chicago time) at least three (3) Business Days in advance of the requested Conversion Date or continuation date, specifying:

                  (i)  the proposed Conversion Date or continuation date;

                  (ii) the aggregate amount of Loans to be converted or renewed; and

                  (iii) the duration of the requested Interest Period with respect to the Loans to be converted or continued as LIBOR Rate Loans.

         (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans or if any Incipient Default or Event of Default shall then exist, Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         (d) Lender will, with reasonable promptness, notify Borrowers of each determination of a LIBOR Rate; provided that any failure to do so shall not relieve Borrowers of any liability hereunder or provide the basis for any claim against Lender.

         (e) Unless Lender shall otherwise agree, during the existence of an Event of Default, Borrowers may not elect to have any Loan converted into or continued as a LIBOR Rate Loan.

         (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any Advance, or to any continuation or conversion of any Loans, there shall not be more than five (5) different Interest Periods in effect at any time.

         2.6      SCHEDULED PRINCIPAL REPAYMENTS.

                  2.6.1 TERM LOAN A. The Principal Balance of the Term Loan A shall be paid in twenty (20) consecutive quarterly installments on the first Business Day of each quarter, commencing with the first Business Day of October, 1999. Such installments shall be in the following amounts: the first nineteen (19) installments shall be in an amount equal to $77,562.50, and the last such installment shall be in an amount equal to the then Principal Balance of the Term Loan A.

                  2.6.2 REVOLVING LOAN. The Principal Balance of the Revolving Loan as of the Term Conversion Date shall convert into the senior amortizing term loan (the "Term Loan B Portion" of the Revolving Loan). Such Term Loan B Portion shall be paid in installments on the dates and in the respective amounts shown below:

                                                             Amount of Payment (expressed as a
                                                             percentage of the Principal Balance
                                                             of the Revolving Loan on the
                           Date of Payment                    Term Conversion Date)
                           ---------------                    ---------------------

                           October 1, 2001                             5.00%
                           January 1, 2002                             5.00%
                           April 1, 2002                               5.00%
                           July 1, 2002                                5.00%
                           October 1, 2002                             5.00%
                           January 1, 2003                             5.00%
                           April 1, 2003                               5.00%
                           July 1, 2003                                5.00%
                           October 1, 2003                             5.00%
                           January 1, 2004                             5.00%
                           April 1, 2004                               5.00%
                           June 30, 2004                               45.00%

                  The Principal Balance of each Advance of the Revolving Loan made on or after the Term Conversion Date shall be payable in consecutive quarterly installments on the first Business Day of each quarter, commencing with the first Business Day of the first quarter immediately succeeding the quarter in which the Funding Date of such Advance occurs. Subject to subsection 2.6.3, each such installment shall be equal to five percent (5.00%) of the initial Principal Balance of such Advance.

                  2.6.3 FINAL PAYMENT. The then remaining Principal Balance of the Term Loan A and the Revolving Loan (including, without limitation, the Term Loan B Portion thereof), and any other sums which then are due and payable pursuant to the terms of the Loan Documents, shall be due and payable on June 30, 2004.

         2.7 LATE CHARGES. If a payment of principal, interest or any fee to be made pursuant to this Loan Agreement becomes past due for a period in excess of five (5) days, Borrowers shall pay to Lender on demand a late charge of five percent (5.0%) of the amount of such overdue payment.

         2.8 OPTIONAL/VOLUNTARY AND MANDATORY PREPAYMENTS; PREPAYMENT PREMIUM; AND FEE ACCELERATION.

                  2.8.1 VOLUNTARY PREPAYMENTS. Borrowers may at any time and from time to time voluntarily prepay all or any portion of the Principal Balance, subject to the following terms and conditions:

                           (a) NOTICE OF PREPAYMENT; NUMBER AND AMOUNT OF
                  PREPAYMENTS. Not less than ten (10) days prior to the date upon which Borrowers desire to make any such voluntary prepayment, Borrowers shall deliver to Lender notice of their intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance to be prepaid. No partial prepayment of the Principal Balance shall be in an amount less than $100,000 or integral multiples of $100,000 in excess thereof. A voluntary prepayment of the Principal Balance shall not be made more frequently than once each month. If Borrowers deliver to Lender a notice of prepayment and fail to make such prepayment, Borrowers shall reimburse Lender on demand for any actual out-of-pocket loss, cost and/or expense incurred by Lender as a result of Lender's reliance on such notice.

                           (b) ADDITIONAL PAYMENTS. Concurrently with any
                  prepayment pursuant to this subsection 2.8.1, Borrowers shall pay to Lender (i) accrued and unpaid interest on the Principal Balance which is being prepaid to the date on which Lender is in receipt of Good Funds, (ii) any amounts required to be paid in connection therewith pursuant to subsection 2.8.3 and
                  Section 11.4 and (iii) any other sums which are due and payable pursuant to the terms of any of the Loan Documents.

                           (c) APPLICATION OF VOLUNTARY PREPAYMENTS. Voluntary
                  partial prepayments of (i) the Term Loan A prior to the Term Conversion Date shall be applied against scheduled installments of the Term Loan A in inverse order of maturity and (ii) the Loans after the Term Conversion Date shall be applied in the following order of priority: (i) first, against scheduled installments of the Term Loan A in inverse order of maturity; and (ii) lastly, against scheduled installments of the Term Loan B Portion and any other Advances of the Revolving Loan in inverse order of maturity and, to the extent the principal installments of the Term Loan B Portion or two or more Advances shall have the same date of maturity, such prepayment shall be applied to the Principal Balance thereof on a pro rata basis. Unless a notice of prepayment indicates otherwise, amounts voluntarily prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining.

                           (d) VOLUNTARY COMMITMENT REDUCTIONS. (a) In the event
                  of a prepayment in full of the Principal Balance prior to August 11, 2002, Borrowers shall have the right to permanently terminate the Revolving Loan Commitment upon at least thirty
                  (30) days' prior written notice to Lender and (b) prior to August 11, 2002, Borrowers shall have the right from time to time upon at least thirty (30) days' prior written notice to Lender to permanently reduce the Revolving Loan Commitment in minimum increments of $5,000,000 provided that after giving effect to any such reduction, the then reduced Revolving Loan Commitment shall exceed the Principal Balance of the Revolving Loan by not less than $1,000,000.

                  2.8.2  MANDATORY PREPAYMENTS.

                           (a) EXCESS CASH FLOW PAYMENTS. Until Borrowers'
                  Obligations are paid and performed in full, for each Fiscal Year of Borrowers commencing with the Fiscal Year of Borrowers ending December 31, 2001, Borrowers shall pay to Lender an amount equal to fifty percent (50%) of the Excess Cash Flow for such Fiscal Year. Each such payment shall be made within thirty (30) days after the date that Borrowers are required to deliver to Lender the audited financial statements for such Fiscal Year pursuant to subsection 6.3.3.

                           (b) DISPOSITIONS. If any Borrower or any Subsidiary
                  of any Borrower at any time or from time to time shall make or agree to make a Disposition and the aggregate amount of the Net Proceeds received by such Person in connection with such Disposition and all other Dispositions occurring during the then current Fiscal Year of Borrowers exceeds $1,000,000, then Borrowers shall promptly notify Lender of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by Borrowers in respect thereof). In the event that Borrowers reasonably expect the Net Proceeds of such Disposition, or a portion thereof, to be reinvested in productive assets of a kind then used or useable in the business of Borrowers and their Subsidiaries within ninety
                  (90) days, then Borrowers may use the Net Proceeds (or such portion thereof) for such purpose. In the event either Borrowers do not reasonably expect the Net Proceeds of such Disposition, or any portion thereof, to be so used or Borrowers do not reinvest such Net Proceeds within ninety (90) days, Borrowers shall deliver 100% of such Net Proceeds to Lender as a prepayment of the Loans.

                           (c) EQUITY ISSUANCES. If any Borrower or any
                  Subsidiary of any Borrower shall issue equity securities (other than issuances by any Subsidiary of any Borrower to such Borrower or a wholly-owned Subsidiary of such Borrower), Borrowers shall promptly notify Lender of the estimated Net Issuance Proceeds of such issuance to be received by such Borrower or such Subsidiary in respect thereof and, if any Event of Default shall exist on the date of either such issuance or such Borrower's receipt of such Net Issuance Proceeds, or if any Event of Default shall result from the consummation of such issuance, promptly upon receipt by Borrowers of the Net Issuance Proceeds of such issuance, Borrowers shall deliver to Lender 100% of such Net Issuance Proceeds as a prepayment of the Principal Balance. Net Issuance Proceeds shall not include net proceeds from sale or issuance of equity securities of InfoCure Corporation used to pay for, or in connection with, Acquisitions permitted hereunder.

                           (d) PREPAYMENTS IN RESPECT OF EXERCISE OF REMEDIES.
                  Concurrently with any payment of the Principal Balance received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of an Event of Default and the acceleration of Borrowers' Obligations, Borrowers shall pay to Lender a prepayment premium and such other amounts, as applicable, based on the Principal Balance in accordance with subsection 2.8.3 and
                  Section 11.4.

                           (e) APPLICATION OF MANDATORY PREPAYMENTS. Prepayments
                  received by Lender pursuant to this subsection 2.8.2 shall be applied in the following order of priority to the payment of:
                  (i) any and all sums which are due and payable pursuant to the terms of the Loan Documents, except the Principal Balance and accrued and unpaid interest thereon but specifically including fees payable in accordance with Section 11.4 and subsection 2.8.3; (ii) accrued and unpaid interest on the portion of the Principal Balance being prepaid; (iii) any other accrued and unpaid interest which is unpaid; (iv) from and after the Term Conversion Date, the installments of the Principal Balance of the Term Loan B Portion and any other Advances of the Revolving Loan then outstanding in inverse order of maturity on a pro rata basis between or among any installments thereof due on the same date, if any; (v) the installments of the Principal Balance of the Term Loan A in inverse order maturity; and (vi) prior to the Term Conversion Date, the Revolving Loan. To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loan with the shortest Interest Periods remaining. Together with each prepayment under this subsection 2.8.2, Borrowers shall pay any amounts required pursuant to subsection 2.8.3 and Section 11.4.

                           (f) MANDATORY PREPAYMENT OF THE TERM LOAN A.
                  Notwithstanding anything contained in this Loan Agreement to the contrary, Borrowers shall make a mandatory prepayment in full of the Term Loan A concurrently with any prepayment in full of the Revolving Loan and the Commitments automatically shall terminate concurrently therewith.

                  2.8.3 PREPAYMENT PREMIUM AND ACCELERATION OF FEES.

                           (a) Any prepayment of the Principal Balance (other
                  than a prepayment made pursuant to subsection 2.8.2(a) and any partial repayment of the Revolving Loan prior to the Term Conversion Date, but specifically including any repayment or prepayment of the Revolving Loan in full) shall be accompanied by a payment (a "Prepayment Premium") of (i) three percent (3%) of the amount so prepaid if such prepayment occurs during the first Loan Year (provided, that, with respect to any repayment or prepayment of the Revolving Loan in full during such period, the Prepayment Premium in respect thereof shall equal three percent (3%) of the highest Principal Balance of the Revolving Loan that was outstanding (i.e., the peak utilization of the Revolving Loan Commitment) during the period from and including the Closing Date and ending on the date such prepayment shall be made);
                  (ii) two percent (2%) of the amount so prepaid if such prepayment occurs during the second Loan Year (provided, that, with respect to any repayment or prepayment of the Revolving Loan in full during such period, the Prepayment Premium in respect thereof shall equal two percent (2%) of the highest Principal Balance of the Revolving Loan that was outstanding (i.e., the peak utilization of the Revolving Loan Commitment) during the period from and including the Closing Date and ending on the date such prepayment shall be made); and (iii) one percent (1%) of the amount so prepaid if such prepayment occurs during the third Loan Year.

                           (b) In addition to the premiums calculated pursuant
                  to (a) above or otherwise, any prepayment of the Principal Balance in whole shall be accompanied by (i) a payment equal to the product obtained by multiplying six (6), multiplied by the amount of the Unused Commitment Fee charged pursuant to
                  Section 2.10 most recent to the date of such prepayment and
                  (ii) a payment equal to the product obtained by multiplying the original amount of the Revolving Loan Commitment multiplied by one-quarter of one percent (0.25%).

         2.9 COMMITMENT FEE. Borrowers shall pay to Lender on the Closing Date a commitment fee equal to $500,000 (the "Commitment Fee"), which fee shall be deemed fully earned on the Closing Date.

         2.10 UNUSED COMMITMENT FEE. From and after the Closing Date through August 10, 2002, Borrowers shall pay to Lender a fee (the "Unused Commitment Fee") on the first Business Day of each quarter, commencing with the month of October, 1999, in an amount equal to the product of (i) the amount by which (a) the Revolving Loan Commitment exceeds (b) the average daily outstanding Principal Balance of the Revolving Loan during the immediately preceding quarter, multiplied by (ii) one-quarter of one percent (0.25%) per annum.

         2.11 ANNUAL FEE. Borrowers shall pay to Lender on first anniversary of the Closing Date an annual maintenance and administration fee equal to the product obtained by multiplying the amount of the Revolving Loan Commitment in effect on such date multiplied by one-quarter of one percent (0.25%) (the "Annual Fee"), which Annual Fee shall be deemed fully earned and due and payable on each such anniversary.

         2.12 SUCCESS FEE. On December 15, 1999, Borrowers shall pay to Lender a success fee of $540,000 (the "Success Fee"), which fee shall be deemed fully earned as of the Closing Date.

         2.13 PAYMENTS AFTER EVENT OF DEFAULT. All payments received by Lender during the existence of an Event of Default shall be applied in accordance with
Section 8.4.

         2.14 METHOD OF PAYMENT; GOOD FUNDS. All payments to be made pursuant to the Loan Documents by Borrowers shall be made by wire transfer of Good Funds to the account of Lender at Citibank, N.A., 399 Park Avenue, New York, New York, ABA 021000089, Credit: FINOVA Capital Corporation, Credit Account No. 40701338,
Reference: InfoCure Loan, Attn: Mary Kay Ross, or to such other account as Lender shall notify Borrowers. All payments (including prepayments) to be made by Borrowers on account of principal, interest, fees and other amounts required hereunder shall be made without off-set, recoupment or counterclaim. Borrowers hereby authorize Lender to make an Advance (which shall be a Base Rate Loan) for payments of interest, principal, fees (including, without limitation, the Success Fee, the Unused Commitment Fee, the Annual Fee and any Acquisition Funding Fee), costs and expenses payable by Borrowers or any of their respective Subsidiaries to Lender hereunder or under any of the other Loan Documents.

         2.15 SYNDICATION. Borrowers agree and acknowledge that (i) Lender shall have the right at any time to sell, assign and transfer any portion of its loan position to one or more lenders or otherwise syndicate the transaction contemplated by this Loan Agreement, (ii) in connection with any such sale, assignment, transfer or syndication, Lender shall have the right to disclose to such prospective lender(s) any and all information regarding or relating to Borrowers, the transactions contemplated by this Loan Agreement and the other Loan Documents which have or hereafter may be provided to or obtained by Lender,
(iii) until successful completion of the initial syndication of the Loans and the Commitments, in the event such initial syndication of the Loans and Commitments by Lender shall prove to be impracticable, Borrowers agree to restructure the credit facilities evidenced by this Loan Agreement and the other Loan Documents and, in furtherance thereof, Lender may change pricing or make structural changes to the Loans and this Loan Agreement if Lender determines that such changes are reasonably required in order to ensure successful syndication of the Loans and Commitments on terms which are acceptable to Lender. In connection with any such sale, assignment, transfer or syndication contemplated by this Section 2.15, Borrowers agree and acknowledge that (i) Lender and Borrowers will be required to re-document the transactions contemplated by this Loan Agreement and the other Loan Documents, which re-documentation shall contain such terms, agreements, provisions, covenants, representations and warranties customarily contained in Lender's syndicated transactions, and (ii) the costs, fees, disbursements and expenses (including attorneys' fees and expenses) for any such re-documentation shall be borne solely by Borrowers.


                                   ARTICLE III

                                    SECURITY

         Borrowers' Obligations shall be secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens (except Permitted Prior Liens), and unconditionally guaranteed by each Subsidiary of each Borrower (other than the Restricted Foreign Subsidiaries, unless required by Section 6.17).

                                   ARTICLE IV

                CONDITIONS OF CLOSING AND ADVANCES; ACQUISITIONS

         4.1 CLOSING; CONDITIONS OF INITIAL LOANS. This Loan Agreement shall not be deemed to be effective, and Lender shall not be obligated to disburse any proceeds of the Loans or make the initial Advances of the Revolving Loan or, if applicable, the initial advance of Term Loan A, until all of the following conditions precedent shall have been satisfied in a manner, form and substance satisfactory to Lender:

                  4.1.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date the representations and warranties of each Borrower and each of their respective Subsidiaries set forth in the Loan Documents and the Related Transaction Documents to which such Person is a party shall be true and correct.

                  4.1.2 RELATED TRANSACTIONS. The Related Transactions shall have closed in the manner contemplated by the Related Transaction Documents and shall otherwise be in form and substance satisfactory to Lender.

                  4.1.3 DELIVERY OF DOCUMENTS. The following shall have been delivered to Lender, each duly authorized and executed, where applicable:

                           (a)      this Loan Agreement, the Notes, an
                  Environmental Certificate and a Contribution Agreement;

                           (b) good standing certificates for each Borrower and each Subsidiary of each Borrower from each of the states in which such Person is organized, maintains facilities or business locations or otherwise conducts material business, each dated a recent date prior to the Closing Date;

                           (c) copies of (i) the articles of incorporation of each Borrower and each Subsidiary of each Borrower, together with all current and proposed amendments thereto, certified by the Secretary of State of the state in which each such Person is organized as of a recent date prior to the Closing Date; (ii) the by-laws of each Borrower and each Subsidiary of each Borrower, together with all current and proposed amendments thereto, certified by the corporate secretary of each such Person, (iii) copies of resolutions adopted by the board of directors of each Borrower and each Subsidiary of each Borrower, each authorizing the execution and delivery by each such Borrower of the Loan Documents and the Related Transaction Documents to which each such Person is a party and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the corporate secretary of each such Person;

                           (d) signature and incumbency certificates of the officers of each Borrower and each Subsidiary of each Borrower;

                           (e) the Collateral Documents, in appropriate form for recording where necessary, and such Loan Documents executed by DISC, StrategiCare and Medical Software Management, or by Borrowers in respect thereof, including, without limitation, the Subsidiary Guaranty and the Subsidiary Security Agreement, so that Borrowers shall have complied with
                  Section 6.15;

                           (f) certified copies or executed originals of each of the following:

                                    (1)      all Leases;

                                    (2)      all Licenses;

                                    (3)      all material License Agreements;

                                    (4)      all material Operating Agreements;
                                             and

                                    (5)      all instruments and documents
                                             evidencing Permitted Senior
                                             Indebtedness existing as of the
                                             Closing Date;

                           (g)      subordination agreements and/or
                  reaffirmation of subordination in respect of all Subordinated Indebtedness outstanding as of the Closing Date;

                           (h) a Landlord Consent from each Landlord under each Lease (except to the extent previously delivered to Lender pursuant to the requirements of previous credit facilities provided to Borrowers by Lender);

                           (i)      such other agreements, instruments,
                  documents, certificates, consents, waivers and opinions as Lender reasonably may request; and

                           (j) original stock certificates representing the Subsidiary Equity Interests as of the date hereof and assignments separate from certificate executed in blank.

                  4.1.4 PERFORMANCE; NO DEFAULT. Each Borrower and each Subsidiary of each Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents and the Related Transaction Documents to be performed by or complied with by such Person prior to or at the Closing, and no Event of Default or Incipient Default shall then exist or result from the making of the Term Loan or any Advance on the Closing Date.

                  4.1.5 OPINIONS OF COUNSEL. Lender shall have received an opinion dated the Closing Date from Morris, Manning & Martin, counsel to Borrowers and their Subsidiaries, and such other opinions as Lender may request.

                  4.1.6 APPROVAL OF LOAN DOCUMENTS AND SECURITY INTERESTS. Lender shall have received evidence that the approval or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is required to enable Borrowers and their Subsidiaries to (a) enter into and perform their respective obligations under the Loan Documents and the Related Transaction Documents to which each such Person is a party and (b) grant the Security Interests to Lender.

                  4.1.7    SECURITY INTERESTS. All filings of Uniform
         Commercial Code financing statements, all recordings of Mortgages and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and Lender shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

                  4.1.8    LICENSES. Lender shall have received evidence that
         (a) each Borrower and each Subsidiary of each Borrower is the licensee of all Licenses necessary for the operation of its business and (b) such Licenses are in full force and effect as of the Closing Date and no event has occurred which could result in the termination, revocation or non-renewal of any such License.

                  4.1.10 FINANCIAL STATEMENTS, REPORTS AND PROJECTIONS; INSPECTION. Lender shall have received the financial statements described in EXHIBIT 5.7.1 and the projections described in EXHIBIT
         5.7.2. Each Borrower shall have arranged for representatives of Lender to visit and inspect its offices and properties.

                  4.1.11 MATERIAL ADVERSE EFFECT. No event shall have occurred since March 31, 1999 which has had or could have a Material Adverse Effect. No litigation or governmental proceedings or investigation shall be pending, which in the opinion of Lender could, if adversely determined, have a Material Adverse Affect.

                  4.1.12 USE OF ASSETS. Lender shall be satisfied that each Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the business conducted by such Borrower, including, without limitation, the use of equipment, fixtures, Licenses, offices and means of ingress and egress thereto, necessary for the operation of such business.

                  4.1.13 BROKER FEES. If the services of a broker or other agent have been used in connection with the Loans, all fees owed to such broker or agent shall have been paid by Borrowers and Lender shall have received evidence of such payment.

                  4.1.14   INSURANCE; SURVEY.

                           (a)      BUSINESS AND FLOOD INSURANCE. At least three
                  (3) Business Days prior to the Closing Date Borrowers shall have delivered to Lender evidence satisfactory to Lender (i) of flood insurance with respect to each parcel of Real Estate other than a parcel as to which Borrowers have supplied Lender evidence that the improvements located on such parcel are not in a flood hazard area and (ii) that all insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

                           (b) REAL ESTATE; LEASEHOLD PROPERTY. Lender shall have received an ALTA mortgagee's policy of title insurance (ALTA Revised 1987 Form) in favor of Lender with respect to each parcel of Real Estate, issued by a title company and in an amount showing that the applicable Borrower or Subsidiary of a Borrower has good and marketable title to each such parcel of Real Estate and insuring that the Mortgage covering such parcel constitutes a valid Lien on such Borrower's or Subsidiary's interest in such parcel, subject only to Permitted Prior Liens. Each policy shall insure over all survey and other general exceptions contained therein and shall include such affirmative endorsements as may be required by Lender, including, without limitation, comprehensive endorsement no. 1, contiguity (if applicable), usury, doing business, variable rate, tie-in, restrictions (where applicable), encroachment (where applicable), 3.1 zoning (including parking), last dollar, tax parcel, survey, location, access and future advances. Lender shall have received copies of and found satisfactory the provisions of each document referred to in each such policy.

                           (c) PREMIUMS. Lender shall have received evidence that all premiums with respect to such title insurance have been paid by Borrowers.

                           (d) SURVEY. Lender shall have received an "as-built" survey of each parcel of Real Estate dated not earlier than 45 days prior to the Closing Date, certified to Lender and the title company as being drawn in compliance with the American Land Title Association and American Congress on Surveying and Mapping Standards (as adopted in 1997), containing a flood plain certification and showing no matters or exceptions which are not Permitted Liens and otherwise in sufficient detail as to permit the elimination of any survey exceptions to the title policies described above.

                  4.1.15   INTENTIONALLY OMITTED.

                  4.1.16 PAYMENT OF FEES, EXPENSES AND LOANS. Borrowers shall have paid (a) the Commitment Fee, (b) all fees and expenses described in subsection 10.1.1 incurred in connection with the Loans (including attorneys' fees and expenses), (c) all outstanding premiums, fees and expenses incurred by Lender pursuant to previous credit facilities provided by Lender to Borrowers, the amount of which equals $58,529.53, and (d) all loans, interest, fees and other amounts outstanding under all then existing credit facilities provided to Borrowers by Lender, including, without limitation, the Existing FINOVA Indebtedness in the aggregate amount of $12,149,250.00.

         4.2 CONDITIONS TO THE DISBURSEMENT OF THE TERM LOAN A AND ALL ADVANCES. The obligation of Lender to disburse the proceeds of the Term Loan A or make any Advance after the Closing Date, or to continue or convert any Loan hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Funding Date, Conversion Date or continuation date, each in a manner, form and substance satisfactory to Lender:

                  4.2.1    NOTICE OF BORROWING or Notice of
         Continuation/Conversion. Lender shall have received a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable, in accordance with Section 2.4 or Section 2.5;

                  4.2.2 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by each Borrower contained in
         Article 5 shall be true and correct in all material respects on and as of the applicable Funding Date, or continuation date or Conversion Date with the same effect as if made on and as of such Funding Date or continuation date or Conversion Date (except to the extent such representations and warranties (i) expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, or (ii) are not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by this Loan Agreement or the other Loan Documents and which do not, in and of themselves, constitute an Incipient Default or an Event of Default);

                  4.2.3 NO EXISTING DEFAULT. No Incipient Default or Event of Default shall exist or shall result from such Advance or continuation or conversion; and

                  4.2.4 SUBSIDIARY. Each Borrower shall have pledged the stock or other equity interest of each of its Subsidiaries (or the subject Target in the case of an Acquisition), except, unless otherwise required by Section 6.17, the Restricted Subsidiaries, to Lender and shall have delivered, or caused to be delivered, to Lender, to the extent not previously delivered, the items described in subsections 4.1.3(b) and (c), with respect to each such Subsidiary (or Target, as applicable). In addition, each such Subsidiary (or the subject Target in the case of an Acquisition) shall have guaranteed Borrowers' Obligations and shall have granted to Lender a security interest in all of such Subsidiary's (or Target's, as applicable) property to secure such guaranty.

Each Notice of Borrowing and Notice of Continuation/ Conversion submitted by Borrowers hereunder shall constitute a representation and warranty by Borrowers hereunder, as of the date of each such notice or application and as of the date of each Advance or continuation or conversion, as applicable, that the conditions in Section 4.2 are satisfied.

         4.3 CONDITIONS TO CERTAIN LOANS. The right of any Borrower or any Subsidiary of any Borrower to make an Acquisition, and the obligation of Lender to make any Advance of the Revolving Loan the proceeds of which are to be used to finance all or a portion of the purchase price of an Acquisition, shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Lender:

                  4.3.1 EVIDENCE OF PERFECTED FIRST PRIORITY SECURITY INTEREST. With respect to the Target acquired or financed with the proceeds of an Advance, and prior to the funding of such Advance, Lender shall have been granted a first priority Lien on and security interest in such Target, and shall have received, without limitation, the items described in subsection 4.1.3(b), (c) and (d) and Section 6.15, and shall have received evidence of the proper filing in all required filing offices of duly executed UCC financing statements or amendments to existing financing statements with respect to such Target, perfecting the first priority security interest of Lender in such Property. In the event real property is being acquired in connection with such Acquisition, Lender shall have received a fully executed Mortgage, together with an ALTA lender's title insurance policy issued by a title insurer reasonably satisfactory to Lender in an amount reasonably satisfactory to Lender insuring that the Mortgage is a valid and enforceable first priority Lien on the respective Property, free and clear of all defects, encumbrances and Liens, other than Permitted Liens. In addition, Lender shall have received then current surveys, certified to Lender by a licensed surveyor sufficient to allow the issuer of Lender's title insurance policy to issue such policy without a survey exception and an environmental site assessment prepared by a qualified firm reasonably acceptable to Lender.

                  4.3.2 APPROVAL. Lender shall have approved such Acquisition in accordance with Section 7.21, if such approval is necessary.

                  4.3.3    ADDITIONAL DOCUMENTATION.

                                    (i) Lender shall have received complete
                           executed or conformed copies of each document, instrument and agreement executed in connection with such Acquisition (collectively, the "Acquisition Documents"), all of which shall be subject to Lender's review and approval;

                                    (ii) such Acquisition Documents shall be in
                           full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Acquisition is required to occur) except with the prior written consent of Lender;

                                    (iii) none of the parties to any of such
                           Acquisition Documents shall have failed to perform any material obligation or covenant required to be performed or complied with on or before the applicable Funding Date;

                                    (iv) Lender shall have received a collateral
                           assignment of the seller's representations, warranties and indemnities to Borrowers or their

                           Subsidiaries under the Acquisition Documents and the applicable seller parties shall have consented thereto in writing; and

                                    (v) such other agreements, instruments,
                           documents, certificates, consents, waivers and opinions as Lender reasonably may request (including without limitation, opinions from the sellers' counsel).

                  4.3.4 ACQUISITION FUNDING FEE. Borrowers shall have paid to Lender, on the applicable Funding Date, an acquisition funding fee (each, an "Acquisition Funding Fee") equal to three percent (3.0%) of the amount of the Advance requested by Borrowers to consummate such Acquisition, provided, that, prior to December 15, 1999 Borrowers shall be required to pay to Lender an Acquisition Funding Fee (or any portion thereof) only to the extent the aggregate amount of all Acquisition Funding Fees received by Lender in respect of Acquisitions which shall have occurred during the period commencing on the Closing Date and ending on December 15, 1999, which shall have been payable but for the operation of this proviso, exceeds $540,000.

         4.4 ADDITIONAL CONDITIONS TO THE DISBURSEMENT OF THE PROCEEDS OF THE TERM LOAN A. The obligation of Lender to disburse any proceeds or advances of the Term Loan A is subject to the satisfaction of the following additional conditions precedent on the applicable Real Estate Funding Date, each in a manner, form and substance satisfactory to Lender:

                  4.4.1 REAL ESTATE ACQUISITION. The Real Estate Acquisition shall have closed in the manner contemplated by the Real Estate Acquisition Documents and shall otherwise be in form and substance satisfactory to Lender, and none of the parties to any of such Acquisition Documents shall have failed to perform any material obligation or covenant required to be performed or complied with by such Person.

                  4.4.2 DELIVERY OF DOCUMENTS. The following shall have been delivered to Lender, each duly authorized and executed, where applicable:

                           (a) a Mortgage covering the Real Estate that is the subject of the Real Estate Acquisition;

                           (b) copies of the resolutions adopted by the board of directors of each Borrower authorizing the execution and delivery by such Borrower of the Real Estate Acquisition Documents and the Loan Documents executed and delivered in connection therewith to which such Person is a party and the consummation of the transactions contemplated thereby, certified as of the Real Estate Closing Date by the corporate secretary of each such Person;

                           (c) signature and incumbency certificates of the officers of each Borrower and each Subsidiary of each Borrower;

                           (d) certified copies or executed originals of the Real Estate Acquisition Documents;

                           (e) a collateral assignment of the seller's representations, warranties and indemnities to Borrowers under the Real Estate Acquisition Documents and the applicable seller parties shall have consented thereto in writing; and

                           (f)      such other agreements, instruments,
                  documents, certificates, consents, waivers and opinions as Lender reasonably may request (including without limitation, opinions from the sellers' counsel).

                  4.4.3 COMPLIANCE WITH CERTAIN PROVISIONS OF THIS LOAN AGREEMENT. Borrowers shall have complied with subsections 2.1.1,
         4.1.11 and 4.1.14 and Sections 6.8 and 6.9 and, if necessary, Section 6.15.

                  4.4.4 OPINIONS OF COUNSEL. Lender shall have received an opinion dated the Real Estate Funding Date from Morris, Manning & Martin, counsel to Borrowers and their Subsidiaries, and such other opinions as Lender may request.

                  4.4.5 APPRAISALS AND PERCENTAGE OF ACQUISITION PRICE. Lender shall have received an appraisal of the Real Estate that is the subject of the Real Estate Acquisition conducted by a firm acceptable to Lender, and the Term Loan A shall be in an aggregate amount $8,705,000.

                  4.4.6 MISCELLANEOUS. Lender shall have received and approved (i) a property condition assessment on such Real Estate performed by Lender, (ii) copies of all existing leases and assignments thereof, (iii) evidence of Borrowers' compliance with all applicable zoning laws in respect of such Real Estate and (iv) prior to any disbursement of any advance the proceeds of which are to be used by Borrowers for improvements or build-outs of the applicable Real Estate, all build-out and improvement plans for such Real Estate.

         ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrowers represent and warrant to Lender as follows (after giving effect to the Related Transactions):

         5.1 EXISTENCE AND POWER. Each Borrower and each Subsidiary of each Borrower is a corporation duly formed, validly existing and in good standing under the laws of the state (or country) of its incorporation, and each Borrower and each Subsidiary of each Borrower has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify would be a Material Adverse Effect.

         5.2 AUTHORITY. Each Borrower and each Subsidiary of each Borrower has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents and the Related Transaction Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such Person.

         5.3      CAPITAL STOCK AND RELATED MATTERS.

                  5.3.1 CAPITAL STOCK. There is set forth in EXHIBIT 5.3.1 a complete description of the Subsidiary Equity Interests, all of which are validly issued, fully paid and non-assessable, and have been issued and sold in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. The Subsidiary Equity Interests is owned beneficially and of record by the Persons set forth on EXHIBIT 5.3.1 and in the amounts therein described, free and clear of all Liens except the Security Interests. Borrowers represent and warrant to Lender that no shares of preferred stock of any class of InfoCure Corporation is issued and outstanding on the date hereof.

                  5.3.2    RESTRICTIONS. Neither any Borrower nor any
         Subsidiary of any Borrower (i) is a party to or has knowledge of any agreements restricting the transfer of Subsidiary Equity Interests, except the Loan Documents, (ii) has issued any rights which can be convertible into or exchangeable or exercisable for any of Subsidiary Equity Interests, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of Subsidiary Equity Interests or any securities convertible into or exchangeable or exercisable for any of Subsidiary Equity Interests and (iii) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of Subsidiary Equity Interests or any convertible rights or options with respect thereto.

         5.4 BINDING AGREEMENTS. This Loan Agreement, the other Loan Documents and the Related Transaction Documents, when executed and delivered, will constitute the valid and legally binding obligations of each Borrower and each Subsidiary of each Borrower to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

         5.5      BUSINESS AND PROPERTY OF BORROWER.

                  5.5.1 BUSINESS AND PROPERTY. Each Borrower and each Subsidiary of each Borrower is the owner of all Property and the holder of all Leases, Licenses and Operating Agreements necessary to conduct its business as now conducted. Neither any Borrower nor any Subsidiary of any Borrower engages or proposes to engage in any business or activity other than as set forth in EXHIBIT 5.5.1.

                  5.5.2 LICENSES. There is set forth in EXHIBIT 5.5.2 a description of all Licenses which have been issued or assigned to Borrowers and their respective Subsidiaries. All of such Licenses are in full force and effect and have been duly issued in the name of, or validly assigned to, the applicable Borrower or Subsidiary of a Borrower, no default or breach exists thereunder and each Borrower and each Subsidiary of each Borrower has full power and authority thereunder to conduct its business.

                  5.5.3    OPERATING AGREEMENTS. There is set forth in EXHIBIT
         5.5.3 a description of all material Operating Agreements with respect to the businesses of Borrowers and their Subsidiaries. All of Operating Agreements are in full force and effect and no event has occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon any Borrower or any Subsidiary of any Borrower which could have a Material Adverse Effect.

                  5.5.4 FACILITY SITES. There is set forth in EXHIBIT 5.5.4 the location of the chief executive office of each Borrower and each Subsidiary of each Borrower and all other locations of such Persons' Property.

                  5.5.5 LEASES. There is set forth in EXHIBIT 5.5.5 a list of all Leases, together with a complete and accurate address of each parcel of Leasehold Property. Each Lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been asserted with respect thereto.

                  5.5.6 REAL ESTATE. There is set forth in EXHIBIT 5.5.6 a complete and accurate address and legal description of each parcel of Real Estate. The present and contemplated use of the Leasehold Property and the Real Estate is in compliance with all applicable zoning ordinances and regulations and other laws and regulations, the violation of which could have a Material Adverse Effect.

                  5.5.7 OPERATION AND MAINTENANCE OF EQUIPMENT. Neither any Borrower nor any Subsidiary of any Borrower owning or operating any equipment necessary for the operation of its business has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of such Person to use or make use of the same or which could result in any material liability of such Person for damages in connection therewith. All of the equipment and other tangible personal property owned by each Borrower and each Subsidiary of each Borrower is, in all material respects, in good operating condition and repair and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

                  5.5.8    LICENSE AGREEMENTS. There is set forth in EXHIBIT
         5.5.8 a description of all material License Agreements with respect to the businesses of Borrowers and their respective Subsidiaries. All such License Agreements are in full force and effect and no event has occurred which could result in the cancellation or termination of any such License Agreement or the imposition thereunder of any liability upon any Borrower or any Subsidiary of any Borrower which could have a Material Adverse Effect.

         5.6 TITLE TO PROPERTY; LIENS. Each Borrower and each Subsidiary of each Borrower has (i) good and marketable title to all of its Property, except (A) any License which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All of such Property is free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of the Mortgages and appropriate Uniform Commercial Code financing statements, the applicable Loan Documents will create valid and perfected Liens in the Property described therein, subject only to Permitted Prior Liens.

         5.7      PROJECTIONS AND FINANCIAL STATEMENTS.

                  5.7.1 FINANCIAL STATEMENTS. Borrowers have delivered to Lender the financial statements described in EXHIBIT 5.7.1 pertaining to the operations of Borrowers and their respective Subsidiaries. Such financial statements present fairly in all material respects the results of operations of the business of each Borrower and its Subsidiaries for the periods covered thereby and the financial condition of such Borrower and its Subsidiaries as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes. Since March 31, 1999, there has been no change which has had or could have a Material Adverse Effect. Borrowers also have delivered to Lender a pro-forma balance sheet of each Borrower and its Subsidiaries as of the Closing Date. Such pro-forma balance sheets, which assume the consummation of the transactions contemplated by the Documents, present fairly in all material respects the anticipated financial condition of each Borrower and its Subsidiaries as of the Closing Date.

                  5.7.2 PROJECTIONS. Borrowers have delivered to Lender the projections described in EXHIBIT 5.7.2 of the future operations of each Borrower and its Subsidiaries. Such projections represent the best, good faith estimates of Borrowers as of the Closing Date of the future financial performance of Borrowers and their Subsidiaries.

         5.8 LITIGATION. There is set forth in EXHIBIT 5.8 a description of all actions and suits, arbitration proceedings and claims pending or, to the best knowledge of Borrowers, threatened against any Borrower or any Subsidiary of any Borrower or maintained by any Borrower or any Subsidiary of any Borrower at law or in equity or before any Governmental Body. None of the matters set forth in such EXHIBIT 5.8, if adversely determined, could have a Material Adverse Effect.

         5.9 DEFAULTS IN OTHER AGREEMENTS; CONSENTS; CONFLICTING AGREEMENTS. Except as otherwise disclosed herein, neither any Borrower nor any Subsidiary of any Borrower is in default under any agreement to which such Person is a party or by which such Person or any of the Property of such Person is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by any Borrower or any Subsidiary of any Borrower of any of the Loan Documents and the Related Transaction Documents to which such Person is a party or (ii) as a condition to the validity or enforceability of any of the Loan Documents or Related Transaction Documents to which any Borrower or any Subsidiary of any Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on any Borrower or any Subsidiary of any Borrower or affecting the Property of any Borrower or any Subsidiary of any Borrower conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Documents or Related Transaction Documents or affect the validity or priority of the Security Interests. The execution, delivery or performance of the terms of the Loan Documents and the Related Transaction Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of any Borrower or any Subsidiary of any Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement, other than the Loan Documents.

         5.10 TAXES. Each Borrower and each Subsidiary of each Borrower has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against any such Person, and no tax Liens have been filed and no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of any Borrower or any Subsidiary of any Borrower and are not so reflected therein. The charges, accruals and reserves on the books of each Borrower and each Subsidiary of each Borrower with respect to all federal, state, local and other taxes are considered by the management of each such Person to be adequate, and there is no unpaid assessment which is or might be due and payable by any such Person or create a Lien against any such Person's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of any Borrower or any Subsidiary of any Borrower are under audit.

         5.11 COMPLIANCE WITH APPLICABLE LAWS. Neither any Borrower nor any Subsidiary of any Borrower is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Except as otherwise provided herein, each Borrower and each Subsidiary of each Borrower is in compliance in all material respects with all applicable laws, statutes and regulations, including, without limitation, health-care related laws (including anti-fee splitting laws, corporate practice of medicine laws and fraud and abuse laws), all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, a violation of which could have a Material Adverse Effect. No condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrowers, threatened against the Property of any Borrower or any Subsidiary of any Borrower.

         5.12 PATENTS, TRADEMARKS, FRANCHISES, AGREEMENTS. There is set forth on EXHIBIT 5.12 a description of all patents, patent applications, trademarks, trademark applications, copyrights and copyright applications owned or used by each Borrower and each Subsidiary of each Borrower. Each Borrower and each Subsidiary of each Borrower owns, possesses or has the right to use all patents, trademarks, service marks, trade names, copyrights, franchises and rights with respect thereto, necessary for the conduct of its business, without any known conflict with the rights of others and, in each case, free of any Liens.

         5.13 REGULATORY MATTERS. Each Borrower and each Subsidiary of each Borrower (i) has duly and timely filed all reports, statements of account and other filings which are required to be filed by such Person under any applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and (ii) is in compliance with all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect.

         5.14 ENVIRONMENTAL MATTERS. To the best of Borrowers' knowledge, each Borrower and each Subsidiary of each Borrower is in compliance with all applicable Environmental Laws and no portion of the Real Estate or Leasehold Property has been used as a land fill. To the best of Borrowers' knowledge there currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Estate or Leasehold Property in violation of applicable Environmental Laws.

         5.15 APPLICATION OF CERTAIN LAWS AND REGULATIONS. Neither any Borrower nor any Affiliate of any Borrower is:

                  5.15.1 INVESTMENT BORROWER ACT. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.15.2 HOLDING BORROWER ACT. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  5.15.3 FOREIGN OR ENEMY STATUS. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act, (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended), or (iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

                  5.15.4 REGULATIONS AS TO BORROWING. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.16 MARGIN REGULATIONS. None of the transactions contemplated by this Loan Agreement, any of the other Loan Documents or any of the Related Transaction Documents, including the use of the proceeds of the Loans, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X, and neither any Borrower nor any Subsidiary of any Borrower owns or intend to carry or purchase any "margin security" within the meaning of such Regulation U.

         5.17 OTHER INDEBTEDNESS. After giving effect to the Closing and the Related Transactions, on the Closing Date neither any Borrower nor any Subsidiary of any Borrower shall have any Indebtedness for Borrowed Money, except (i) Borrowers' Obligations, (ii) Permitted Senior Indebtedness and (iii) Indebtedness for Borrowed Money otherwise permitted under Section 7.1.

         5.18 NO MISREPRESENTATION. To the best of Borrowers' knowledge neither this Loan Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of any Borrower or any Subsidiary of any Borrower to Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to or reasonably foreseen by Borrowers after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to Lender in writing.

         5.19     EMPLOYEE BENEFIT PLANS.

                  5.19.1 NO OTHER PLANS. Neither any Borrower nor any ERISA Affiliate of any Borrower maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on EXHIBIT 5.19.1. Borrowers have provided Lender accurate and complete copies of all material contracts, agreements and documents described on
         EXHIBIT 5.19.1.

                  5.19.2 ERISA AND CODE COMPLIANCE AND LIABILITY. Each Borrower and each ERISA Affiliate of each Borrower is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to any Borrower or such other Person and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by any Borrower or any ERISA Affiliate of any Borrower which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                  5.19.3 FUNDING. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under
         Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate of any Borrower failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
         Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

                  5.19.4 PROHIBITED TRANSACTIONS AND PAYMENTS. Neither any Borrower nor any ERISA Affiliate of any Borrower has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;
         (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

                  5.19.5 NO TERMINATION EVENT. No Termination Event has occurred or is reasonably expected to occur.

                  5.19.6 ERISA LITIGATION. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrowers, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any of ERISA Affiliate of any Borrower, (ii) Pension Plan or (iii) Multiemployer Plan.

         5.20     EMPLOYEE MATTERS.

                  5.20.1 COLLECTIVE BARGAINING AGREEMENTS; GRIEVANCES. (i) None of the employees of any Borrower or any Subsidiary of any Borrower is subject to any collective bargaining agreement, (ii) except as described in EXHIBIT 5.20.1, no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary of any Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Borrower or any Subsidiary of any Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrowers, threatened against any Borrower or any Subsidiary of any Borrower by any of such Person's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate have a Material Adverse Effect.

                  5.20.2 CLAIMS RELATING TO EMPLOYMENT. Neither any Borrower nor, to Borrowers' best knowledge, any shareholder or employee of any Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement could have a Material Adverse Effect due to (i) any information which any Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

         5.21 BURDENSOME OBLIGATIONS. After giving effect to the transactions contemplated by the Loan Documents and the Related Transaction Documents, (i) neither any Borrower nor any Subsidiary of any Borrower (A) will be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) each Borrower and each Subsidiary of each Borrower (A) owns and will own Property, the fair saleable value of which is (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. Borrowers do not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

         5.22 INSURANCE. The Property of each Borrower and each Subsidiary of each Borrower is insured with financially sound and reputable insurance companies which are not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Property in locales where such Borrower or such Subsidiary operates.

         5.23     SUBSIDIARIES. As of the Closing Date, (i) InfoCure
Corporation has no Subsidiaries other than InfoCure Systems, Thoroughbred, DISC, Medical Software Management, StrategiCare and the Restricted Foreign Subsidiaries and (ii) InfoCure Systems has no Subsidiaries other than DISC, StrategiCare and Medical Software Management.

         5.24 YEAR 2000. Each Borrower and each Subsidiary of each Borrower has made an assessment of the microchip and computer-based systems and the software used in its and its Subsidiaries' business and based upon such assessment believes that it will be "Year 2000 Compliant" by October 1, 1999. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, any Borrower or any of its Subsidiaries are able to interpret, store, transmit, receive and manipulate date on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the year 2000.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Until all of Borrowers' Obligations are paid and performed in full and the Commitments shall have terminated, each Borrower agrees that it shall, and shall cause its Subsidiaries to:

         6.1 LEGAL EXISTENCE; GOOD STANDING. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect.

         6.2      INSPECTION. Permit representatives of Lender at any time to
(i) visit its offices, (ii) examine its books and records and accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with its accountants, and such accountants, as a condition to their retention by Borrowers, are hereby irrevocably authorized by Borrowers to fully discuss and disclose all such affairs with Lender.

         6.3 FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting in accordance with GAAP and furnish to Lender:

                  6.3.1    INTENTIONALLY OMITTED.

                  6.3.2 QUARTERLY STATEMENTS; COMPLIANCE CERTIFICATE. As soon as available and in any event within forty-five (45) days after the close of each quarter of each year:

                           (a) the consolidated balance sheet of Borrowers and their Subsidiaries and the consolidating balance sheet of each Borrower and each Subsidiary of each Borrower as of the end of such quarter, and

                           (b) the consolidated statements of operations of Borrowers and their Subsidiaries, the consolidated statements of cash flows of Borrowers and their Subsidiaries and the consolidating statements of operations and cash flows for each Borrower and each Subsidiary of each Borrower for such quarter and for the period from the beginning of the then current year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and showing a comparison with the budget for such period, all in reasonable detail, containing such information as Lender reasonably may require, and certified by the Chief Financial Officer as complete and correct, subject to normal year-end adjustments. Each such financial statement shall be accompanied by a Compliance Certificate.

                  6.3.3 ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each Fiscal Year:

                           (a) the audited consolidated balance sheet of Borrowers and their Subsidiaries as of the end of such Fiscal Year, the audited consolidated statements of operations, cash flows and stockholders' equity of Borrowers and their Subsidiaries (collectively, the "Basic Financial Statements"), the audited consolidating balance sheet of each Borrower and each Subsidiary of each Borrower as of the end of such Fiscal Year, the audited consolidating statements of operations, cash flows and stockholders' equity for each Borrower and each Subsidiary of each Borrower for such Fiscal Year, the audited statements of the consolidated and consolidating cash flows for Borrowers and each Subsidiary of each Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year,

                           (b) an opinion of Borrower's accountants which shall accompany the Basic Financial Statements, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of the Borrowers and their Subsidiaries, and

                           (c) a letter from the accountants stating that the statements of cash flows were computed in accordance with the requirements of this Loan Agreement.

                  6.3.4    INTENTIONALLY OMITTED.

                  6.3.5 AUDIT REPORTS. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.3, including any so-called "management letter" or similar report, submitted to any Borrower or any Subsidiary of any Borrower by the accountants in connection with any annual, interim or special audit made by the accountants of the books of such Borrower or such Subsidiary.

                  6.3.6    NOTICE OF DEFAULTS; LOSS. Prompt written notice if:
         (i) any Indebtedness of any Borrower or any Subsidiary of any Borrower in excess of $100,000 is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due,
         (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement setting forth what action the Borrower proposes to take in respect thereof, or

         (iv) any event shall occur which has or could have a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

                  6.3.7 NOTICE OF SUITS, ADVERSE EVENTS. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming any Borrower or any Subsidiary of any Borrower a party to any proceeding before any Governmental Body which could have a Material Adverse Effect and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to any Borrower or any Subsidiary of any Borrower by any Governmental Body or any other Person that is material to the operation of the Business of such Borrower or such Subsidiary, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between any Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

                  6.3.8 REPORTS TO SHAREHOLDERS, CREDITORS AND GOVERNMENTAL BODIES.

                           (a) Promptly upon becoming available, copies of all financial statements, reports, notices and other statements sent or made available generally by any Borrower to its shareholders or members, of all regular and periodic reports and all registration statements and prospectuses filed by such Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by any Borrower or any Subsidiary of any Borrower or others concerning material developments in the business of such Borrower or such Subsidiary.

                           (b) Promptly upon becoming available, copies of any periodic or special reports filed by any Borrower or any Subsidiary of any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of such Borrower, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Subsidiary of any Borrower.

                  6.3.9    ERISA NOTICES AND REQUESTS.

                           (a) With reasonable promptness, and in any event within thirty (30) days after occurrence of any of the following such Borrower will give notice of and/or deliver to Lender copies of: (i) the establishment of any new material Employee Benefit Plan, Pension Plan or Multiemployer Plan;
                  (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which any Borrower or any ERISA Affiliate of any Borrower was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Borrower or any ERISA Affiliate of any Borrower with respect to such request; and (iv) the failure of any Borrower or any ERISA Affiliate of any Borrower to make a required installment or payment under Section 302 of ERISA or
                  Section 412 of the Code by the due date.

                           (b) Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder Borrowers shall deliver to Lender a notice specifying the nature thereof, what action Borrowers or their ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                           (c) With reasonable promptness but in any event within ten (10) days after the occurrence of any of the following, Borrowers shall deliver to Lender copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by any Borrower or any ERISA Affiliate of any Borrower of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any ERISA Affiliate of any Borrower with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by any Borrower or any ERISA Affiliate of any Borrower from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
                  Section 4202 of ERISA. Borrowers promptly will notify Lender in writing in the event any Borrower or any ERISA Affiliate of any Borrower files or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

                  6.3.10   OTHER INFORMATION.

                           (a) Prompt notice of any change in the location of any Property of any Borrower or any Subsidiary of any Borrower which is material to or necessary for the continued operation of such Person's business, any change in the name of any Borrower or any Subsidiary of any Borrower, any sale or purchase of Property outside the regular course of business of any Borrower or any Subsidiary of any Borrower, and any change in the business or financial affairs of any Borrower or any Subsidiary of any Borrower, which change could have a Material Adverse Effect.

                           (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrowers and their Subsidiaries as Lender reasonably may request from time to time.

         6.4 REPORTS TO GOVERNMENTAL BODIES AND OTHER PERSONS. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrowers and their Subsidiaries, including, but not limited to, such of the Loan Documents as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

         6.5 MAINTENANCE OF LICENSES, FRANCHISES AND OTHER AGREEMENTS. Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all Licenses, trademarks, trade names, License Agreements and Operating Agreements necessary for the operation of business of any Borrower or any Subsidiary of any Borrower, the loss of any of which could have a Material Adverse Effect.

         6.6      INSURANCE.

                  6.6.1 MAINTENANCE OF INSURANCE. Maintain in full force and effect at all times such property, casualty, business interruption and other insurance required by Lender, all of which shall be written by insurers, contain terms and be in amounts and forms satisfactory to Lender, including public liability insurance, flood insurance required pursuant to this Loan Agreement, workmen's compensation, builders' risk, fire and extended coverage and flood insurance, with a standard mortgagee clause endorsed thereon in favor of Lender which shall provide, among other things, that the policies may not be canceled without thirty (30) days' prior notice to Lender. Deliver to Lender, from time to time as Lender may reasonably request, evidence of compliance with this subsection 6.6.1.

                  6.6.2 PROCEEDS. Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender and each Borrower hereby authorizes Lender to collect all such proceeds subject to Borrowers' rights as described below in this subsection 6.6.2 to receive certain proceeds. Each Borrower irrevocably appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Each Borrower acknowledges that such appointment as attorney and agent in fact is a power, coupled with an interest, and therefore is irrevocable. Borrowers shall notify Lender promptly of any loss, damage, destruction or other casualty to the Collateral in excess of $20,000. If the proceeds of a casualty do not exceed $50,000 and no Event of Default exists such proceeds shall be paid to the applicable Borrower or Subsidiary of any Borrower and applied to repair or replace the Property which is the subject of such casualty. If the proceeds of a casualty exceed $50,000 or an Event of Default exists, at the option of Lender, such proceeds shall be applied to the (i) payment of Borrowers' Obligations in accordance with Section
         8.4 or (ii) repair or replacement of the Collateral. In the event the proceeds are to be applied to the repair or replacement of Collateral, the Collateral shall be repaired or replaced so as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty.

         6.7 FUTURE LEASES. Deliver to Lender, concurrently with the execution by any Borrower or any Subsidiary of any Borrower, as lessee, of any Lease, an executed copy thereof and a Landlord's Consent to the assignment of such Lease pursuant to an Assignment of Leases.

         6.8 FUTURE ACQUISITIONS OF REAL ESTATE. Deliver to Lender concurrently with the (i) execution by any Borrower or any Subsidiary of any Borrower of any contract relating to the purchase by such Person of real estate, an executed copy of such contract and (ii) closing of the purchase of such real estate (A) a first mortgage or deed of trust in favor of Lender on such real estate, in form and substance satisfactory to Lender, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Lender (C) an ALTA/ACSM survey of such real estate and
(D) such other documents and assurances with respect to such real estate as Lender may require.

         6.9 ENVIRONMENTAL MATTERS. At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Real Estate, the Leasehold Property and any other Property owned by any Borrower or any Subsidiary of any Borrower or used by any such Person in the operation of its business. Borrowers shall at their sole cost and expense (i) comply, and cause their Subsidiaries to comply, in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against any such Person, any portion of any Leasehold Property or any other Property owned by such Person or used by such Person in the operation of its business alleging violations of any law, ordinance and/or regulation requiring such Person to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that such Person is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest, and cause their Subsidiaries to diligently contest, in good faith by appropriate proceedings any demands set forth in such notices, provided
(A) reserves in an amount satisfactory to Lender to pay the costs associated with complying with any such notice are established by such Person and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by such Person which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrowers shall deliver a copy thereof to Lender.

         6.10 COMPLIANCE WITH LAWS. Comply with all federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to any Borrower or any Subsidiary of any Borrower or their operations, the failure to comply with which could have a Material Adverse Effect.

         6.11 TAXES AND CLAIMS. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of any Borrower or any Subsidiary of any Borrower, provided that so long as no Lien has attached to the Property of any Borrower or any Subsidiary of any Borrower as a result of any of the foregoing, neither any Borrower nor any Subsidiary of any Borrower shall be required by this Section 6.11 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which the applicable Person has set aside reserves on its books satisfactory to Lender.

         6.12 MAINTENANCE OF PROPERTIES. Maintain all of its Properties necessary in the operation of its business in good working order and condition.

         6.13 GOVERNMENTAL APPROVALS. Upon the exercise by Lender of any power, right or privilege pursuant to the provisions of any of the Loan Documents requiring any consent, approval or authorization of any Governmental Body (including, without limitation, transfers of Licenses), promptly execute and cause the execution of all applications, certificates, instruments and other documents that Lender may be required to obtain for such consent, approval or authorization.

         6.14 YEAR 2000. Deliver to Lender such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant and shall take such actions and commit such resources necessary to ensure that it and its Subsidiaries will be Year 2000 Compliant by October 1, 1999.

         6.15 FURTHER ASSURANCES. Promptly upon request of Lender, take such additional actions as Lender may require from time to time in order to (i) carry out more effectively the purposes of this Loan Agreement and the other Loan Documents, (ii) subject to the Liens created by any of the Collateral Documents any of the Property, rights or interests covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by Lender, Borrowers shall cause each of their Subsidiaries to guaranty Borrowers' Obligations and to cause each such Subsidiary to grant to Lender a security interest in all of such Subsidiary's Property to secure such guaranty, and, in connection with Acquisitions permitted hereunder, execute and deliver to Lender such other agreements, documents and instruments as reasonably requested by Lender prior to the consummation of any such Acquisition. Furthermore and except as otherwise approved in writing by Lender, each Borrower shall pledge the stock or other equity interests of each of its Subsidiaries to Lender to secure Borrowers' Obligations.

         6.16 LANDLORD CONSENTS. Use its best efforts to obtain and deliver to Lender, on or before the sixtieth (60) day after the Closing Date, a Landlord Consent from the lessor and sublessor, as applicable, under each Lease under which such Borrower or Subsidiary is a lessee or sublessee, except to the extent a Landlord Consent from such lessor or sublessor, as applicable, shall have been delivered previously to Lender.

         6.17 RESTRICTED FOREIGN SUBSIDIARIES. If EBITDA generated by any of the Restricted Foreign Subsidiaries or both of them during any quarter shall account for or constitute ten percent (10%) or more of EBITDA generated by Borrowers and their Subsidiaries during such quarter, comply with the provisions of Section 6.15 in respect of the Restricted Foreign Subsidiaries and, among other things, cause such Restricted Foreign Subsidiaries and such other appropriate Persons to join in the execution of the Subsidiary Security Agreement and the Subsidiary Guaranty.

         6.18 LIEN WAIVERS. If Lender shall have approved any plans for improvements and/or build-outs in respect of any Real Estate and permitted Borrowers to consummate such improvements and/or build-outs, Borrowers shall provide to Lender, and shall continue to provide to Lender on an on going basis when and as requested by Lender, any lien waivers requested by Lender, including, without limitation, mechanics' lien waivers, in form and substance satisfactory to Lender, and a date down endorsement to the title policy in favor of Lender, as insured, covering such Real Estate.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Until all of Borrowers' Obligations are paid and performed in full and the Commitments shall have terminated, no Borrower shall, or permit or cause any of its Subsidiaries to:

         7.1 BORROWING /INDEBTEDNESS. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money, except:

                  (i)      the Borrowers' Obligations;

                  (ii)     Permitted Senior Indebtedness;

                  (iii) Indebtedness for Borrowed Money evidenced by the Thoroughbred Note;

                  (iv) other Subordinated Indebtedness disclosed to, and approved by, Lender incurred or assumed in connection with Acquisitions permitted hereunder;

                  (v) unsecured inter-company loans by any Borrower to any other Borrower or its Subsidiaries (other than the Restricted Foreign Subsidiaries), provided that the obligations of each obligor of such Indebtedness shall: (A) be evidenced by promissory notes which shall have been pledged to Lender as security for Borrowers' Obligations, (B) if required by Lender, be subordinated in right of payment to Borrowers' Obligations on terms and conditions acceptable to Lender and (C) have such other terms and provisions as Lender may reasonably require;

                  (vi) other unsecured Indebtedness in an aggregate amount not to exceed $2,500,000 at any one time outstanding (which shall include the Indebtedness described on EXHIBIT 7.1 hereto); and

                  (vii) the Indebtedness in favor of Security National Bank in an aggregate amount not to exceed $950,000, which is secured by the Real Estate/Macon Mortgage.

         7.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

         7.3 MERGERS AND ACQUISITIONS. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person, except: (i) Acquisitions otherwise permitted hereunder, (ii) any Subsidiary of InfoCure Corporation may merge with or into any other Subsidiary of InfoCure Corporation (other than a Restricted Foreign Subsidiary), provided that (A) no Event of Default or Incipient Default would exist after giving effect to any such merger,
(B) Lender shall have received at least forty-five (45) days' prior written notice of any such merger, (C) Borrowers and their Subsidiaries shall have executed and delivered to Lender such instruments, agreements and documents as Lender shall require to preserve the validity and priority of the Security Interests in the Property transferred to the surviving Subsidiary in connection with any such merger and (D) Lender shall have received such other instruments, agreements and documents in connection with any such merger as Lender shall require, including, without limitation, certified copies of the related plan of merger and certificates of merger and (iii) any Subsidiary of InfoCure Corporation (other than a Restricted Foreign Subsidiary) may merge with another Person in connection with an Acquisition permitted hereunder provided such Subsidiary is the continuing or surviving Person.

         7.4 CONTINGENT LIABILITIES/OBLIGATIONS. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except:
(i) liabilities arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (ii) the posting of bonds to secure performance to the extent necessary in connection with its business and similar transactions in the ordinary course of business.

         7.5 DISTRIBUTIONS/RESTRICTED JUNIOR PAYMENTS. Make any dividends, distributions or other shareholder expenditures with respect to its capital stock or other equity interests or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of such capital stock or equity interests (the following item, together with those described in clause (ii) of Section 7.7, are referred to as "Restricted Payments"), except any Subsidiary may make dividends or other distributions to InfoCure Corporation.

         7.6 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures (other than (i) Acquisitions permitted hereunder, (ii) the acquisition on the Closing Date of the Real Estate that is the subject of the Real Estate Acquisition Documents and (iii) improvements on such Real Estate to the extent otherwise permitted hereunder) if the aggregate amount of Capital Expenditures of Borrowers and their Subsidiaries for the twelve-month period ended on any date exceeds (or would exceed after giving effect to the making thereof) $8,000,000.

         7.7 PAYMENTS OF INDEBTEDNESS FOR BORROWED MONEY. Make any voluntary or optional payment or prepayment of any Indebtedness for Borrowed Money or make any payment in respect of Subordinated Indebtedness, other than
(i) in respect of Borrowers' Obligations, (ii) Indebtedness for Borrowed Money of a type described in clause (vi) of Section 7.1 that does not constitute any other Indebtedness for Borrowed Money Described in Section 7.1) and (iii) regularly scheduled payments of interest and principal of the Indebtedness for Borrowed Money evidenced by the Thoroughbred Note, provided that no Event of Default or Incipient Default exists or would be created by the making of any such payment under this clause (iii) and such payment otherwise is permitted under the terms of the Thoroughbred Subordination Agreement, and, provided, further, that nothing contained in this clause (iii) shall prohibit the conversion of the Indebtedness for Borrowed Money evidenced by the Thoroughbred
Note into common stock of InfoCure Corporation.

         7.8 INVESTMENTS; LOANS. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person (including the creation of any Subsidiary), or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except:

                  (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository;

                  (ii) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., respectively, or at the equivalent rate by any of their respective successors;

                  (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above;

                  (iv) unsecured inter-company loans otherwise permitted under Section 7.1; and

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
                  (v) Acquisitions permitted by Section 7.21, including establishment or creation of, and equity investments in, wholly-owned domestic Subsidiaries consented to by Lender in connection with such Acquisitions.

All investments permitted pursuant to clauses (i), (ii) and (iii) of this
Section 7.8 shall have a maturity not exceeding one year.

         7.9 FUNDAMENTAL BUSINESS CHANGES. Materially change the nature of its business.

         7.10 FACILITY SITES. Change the locations of its chief executive office or other Property used in the operation of its business (except to the extent Borrowers shall close any facilities at which such Property is located (other than the locations of its chief executive office) and only to the extent Borrowers shall have complied with the provisions of this Section 7.10 in respect of the locations at which such Property is to be moved), unless (i) Lender shall have received at least thirty (30) days' prior written notice thereof, (ii) the applicable Borrower or Subsidiary shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, (iii) Lender shall have received satisfactory evidence that such change could not reasonably be expected to affect adversely the operations or business prospects of the applicable Borrower or Subsidiary and (iv) the applicable Borrower or Subsidiary shall have executed and delivered to Lender any documents, agreements and instruments Lender may reasonably require in order to maintain the validity and priority of the Security Interests, including, without limitation, UCC financing statements and amendments.

         7.11 SALE OR TRANSFER OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any Property (whether in one transaction or a series of transactions), or enter into any agreement to do any of the foregoing, except:

                  (i) the disposition of Property which is not material to or necessary for the continued operation of its business;

                  (ii) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the obsolete or unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests;

                  (iii) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment, if any, in the amount of the Net Proceeds of such disposition is made as provided in subsection 2.8.2(b); provided, that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than the greater of eighty-five percent (85%) of aggregate sales price from such disposition and the amount of the mandatory prepayment required pursuant to subsection 2.8.2(b) shall be paid in cash, (iii) the aggregate value of assets so sold by Borrowers and their Subsidiaries, together, shall not exceed in any year

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
         $1,000,000 and (iv) any non-cash portion of the sales price shall be pledged to Lender as security for Borrowers' Obligations; and

                  (iv)     as expressly permitted pursuant to Section 7.3.

         7.12 AMENDMENT OF DOCUMENTS. Amend or modify (i) its articles of incorporation (including any certificates of designations, preferences and rights), bylaws or other corporate governance documents or organization instruments, except (A) if required by law or (B) InfoCure Corporation may amend its articles of incorporation in connection with the issuance of additional capital stock permitted under Section 7.14, (ii) the Thoroughbred Note or the Thoroughbred Subordination Agreement, (iii) any Acquisition Documents or (iv) any Related Transaction Agreements to the extent reasonably expected to have a Material Adverse Effect and, with respect to any such actions described in clauses (i), (iii) or (iv), only to the extent such actions shall not be in a manner adverse to Lender or the Collateral.

         7.13 ACQUISITION OF ADDITIONAL PROPERTIES. Acquire any additional Property except (i) such Property as is necessary to or useful in the operation of its business, provided such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement, and (ii) acquisitions of Property as are permitted pursuant to Section 7.3 and Section 7.21.

         7.14 ISSUANCE OF CAPITAL STOCK OR OTHER SIMILAR INTERESTS. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional capital stock or equity interests or any interests convertible into or exercisable for any such capital stock or additional equity interests, except (i) the issuance of capital stock of InfoCure Corporation, provided that
(a) InfoCure Corporation shall not be required or permitted to pay cash dividends, redeem such capital stock or make other distributions with respect thereto and, without limiting the foregoing, any preferred stock of InfoCure Corporation so issued shall not contain, provide for or otherwise have any mandatory redemption or put rights during the term of this Loan Agreement or until Borrowers' Obligations shall have been performed and paid in full and the Commitments shall have terminated, and (b) Borrowers shall comply with the provisions of subsection 2.8.2(c), (ii) the convertible rights granted pursuant to promissory notes evidencing Subordinated Indebtedness or other Indebtedness for Borrowed Money otherwise permitted hereunder and (iii) InfoCure Corporation may issue, sell or otherwise transfer, and InfoCure Australia Pty Limited, a company organized under the laws of Australia, may permit the issuance, sale or other transfer, of the equity interests of InfoCure Australia Pty Limited, provided that InfoCure Corporation shall continue to own and control at all times (a) at least 51% of the issued and outstanding equity interests of InfoCure Australia Pty Limited and (b) such percentage of the voting securities of InfoCure Australia Pty Limited at least sufficient to enable InfoCure Corporation to direct the direction of management and policies of such Person.

         7.15 TRANSACTIONS WITH AFFILIATES. Sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of any Borrower, lease Property, render or receive services or purchase assets from any such Affiliate, or otherwise enter into any contractual relationship with any Affiliate, except:

                  (i)      as expressly permitted by this Loan Agreement; and

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
                  (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of the applicable Borrower or Subsidiary;

and, in the case of each of (i) and (ii) above, upon fair and reasonable terms no less favorable to the applicable Borrower or Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Person and which are disclosed in writing to Lender.

         7.16     COMPLIANCE WITH ERISA.

                  (i) Permit the occurrence of any Termination Event which would result in a liability to any Borrower or any ERISA Affiliate of any Borrower in excess of $250,000;

                  (ii) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $250,000;

                  (iii) Permit any accumulated funding deficiency in excess of $250,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

                  (iv) Fail to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate of any Borrower may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $250,000;

                  (v) Engage, or permit any Borrower or any ERISA Affiliate of any Borrower to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $250,000 is imposed;

                  (vi) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Borrower or any ERISA Affiliate of any Borrower or increase the obligation of any Borrower or any ERISA Affiliate of any Borrower to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Borrower or any ERISA Affiliate of any Borrower; or

                  (vii) Fail, or permit any of its ERISA Affiliates to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

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
         7.17 MINIMUM NET WORTH. Permit Consolidated Net Worth as of the last day of any quarter to be less than the sum of (i) $85,000,000, plus (ii) an aggregate amount equal to seventy-five percent (75%) of Consolidated Net Income of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) for each Fiscal Year of Borrowers and their Subsidiaries ending after the date hereof, but prior to such date of determination (commencing with the Fiscal Year ending December 31, 1999), for which Consolidated Net Income is a positive amount (i.e., no reduction to the amount of Consolidated Net Worth required to be maintained hereunder shall be permitted for any Fiscal Year in which Consolidated Net Income is less than zero), plus 100% of Net Issuance Proceeds generated during the period commencing with the Closing Date and ending on such date of determination.

         7.18 MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio, calculated as of the last day of any quarter, to exceed 2.50 to 1.00.

         7.19 MINIMUM TOTAL DEBT SERVICE COVERAGE RATIO. Permit the Total Debt Service Coverage Ratio as of the last day of any quarter to be less than 1.50 to 1.00.

         7.20 SUBSIDIARIES. Create or permit to exist any Subsidiary, except
(i) InfoCure Corporation may permit the existence of InfoCure Systems, Thoroughbred, DISC, StrategiCare, Medical Software Management and the Restricted Foreign Subsidiaries, (ii) InfoCure Systems may permit the existence of DISC, StrategiCare and Medical Software Management and (iii) wholly-owned domestic Subsidiaries in connection with Acquisitions permitted hereunder, provided that each such Subsidiary shall have executed and delivered all agreements, documents and instruments required under Section 6.15.

         7.21 ACQUISITIONS. Consummate, or permit any of its Subsidiaries to consummate, any Acquisitions unless the following shall have been satisfied in connection therewith:

              (a) If any Borrower or any Subsidiary of any Borrower desires to make an Acquisition, Borrowers shall deliver, or cause to be delivered, to Lender, (i) not less than thirty (30) Business Days prior to the consummation of such potential Acquisition if such Acquisition shall require the consent of Lender in accordance with the terms of this
         Section 7.21 or (ii) not less than twenty (20) Business Days prior to the consummation of such potential Acquisition if such Acquisition shall not require the consent of Lender in accordance with the terms of this Section 7.21, an acquisition summary with respect to the Target and such potential Acquisition, such summary to include a reasonably detailed description of the Target and its business (including financial information) and operating results (including financial statements), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrowers' calculation of Pro Forma EBITDA of such Target;

              (b) No Borrower shall consummate or permit any of its Subsidiaries to consummate any Acquisition unless all of the following conditions are satisfied:

                  (i) the Target must be in the same or related line of business as Borrowers and provide healthcare information systems services, must be a


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
              domestic corporation, partnership or limited liability company (and the seller must be a domestic corporation, partnership or limited liability company and the Target must be located within the United States), must have generated positive Pro Forma EBITDA for each of last two (2) years, the transaction must be structured as an asset purchase by, or merger with, a wholly-owned domestic Subsidiary of a Borrower or a stock purchase by a Borrower or a wholly-owned domestic Subsidiary of a Borrower and Borrowers and its Subsidiaries shall have complied with the provisions Section 6.15;

                  (ii) the Target must not have material contingent liabilities unless either (x) such liabilities are cash collateralized pursuant to appropriate escrow arrangements or are covered by insurance or (y) such liabilities, individually and when combined with contingent liabilities of Targets theretofore acquired by Borrower, do not exceed, in the aggregate, $500,000;

                  (iii) (A) no Incipient Default or Event of Default shall have occurred and be continuing or would arise as a result of such Acquisition; (B) on a pro forma basis after giving effect to such Acquisition, including the incurrence or assumption of Indebtedness in connection therewith and the funding of any Advance (and utilizing Pro Forma EBITDA for such Target), the Leverage Ratio on a pro forma basis shall not exceed the maximum ratio set forth in Section 7.18; and (C) Borrowers shall have delivered to Lender a Compliance Certificate completed on a pro forma basis after giving effect to such Acquisition, including the incurrence or assumption of Indebtedness in connection therewith and the funding of any Advances, and such Compliance Certificate shall demonstrate pro forma compliance with Sections 7.17, 7.18 and 7.19;

                  (iv) Lender shall have approved such Acquisition in accordance with the following:

                        (A) if (i) the Leverage Ratio (on a pro forma basis
                  after giving effect to such Acquisition, including the incurrence or assumption of Indebtedness in connection therewith and the funding of any Advance, and utilizing Pro Forma EBITDA for such target) does not exceed 1.00 to 1.00 and
                  (ii) the aggregate purchase price (including payments under non-compete agreements but excluding the fair market value of any non-cash component of the purchase price) (the "Acquisition Cost") for such Acquisition does not exceed $20,000,000, then consent to such Acquisition shall not be required; provided that such consent shall be required with respect to the Acquisition which results in the aggregate Acquisition Costs for all Acquisitions consummated during the twelve-month period ending on the closing date (or applicable Funding Date) of such Acquisition exceeding $40,000,000;

                        (B) if the Leverage Ratio (on a pro forma basis after
                  giving effect to such Acquisition, including the incurrence or assumption of Indebtedness in connection therewith and the funding of any Advance, and utilizing Pro Forma EBITDA for such Target) equals or exceeds
                  1.00 to 1.00, then Lender's consent to the Acquisition shall be required only if (i) the Acquisition Cost for such Acquisition exceeds $10,000,000 or (ii) the aggregate Acquisition Costs for all Acquisitions consummated during the twelve-month period ending on the closing date of such Acquisition exceeds $25,000,000 (without limiting such clause
                  (ii), Lender's consent shall be required with respect to the Acquisition which results in the aggregate Acquisition Costs exceeding $25,000,000); and

                        (C) unless expressly not required above, Lender's
                  consent to Acquisitions shall be required;

                  (v) Lender's approval of the accuracy of Borrowers' computation of Pro Forma EBITDA shall be required, notwithstanding that consent to such Acquisition with respect to which Pro Forma EBITDA is being determined may not be required; and

                  (vi) Borrowers shall have delivered to Lender an audit of the
              Target and related Pro Forma EBITDA performed by an accounting firm reasonably acceptable to Lender, and, in any such case, the results thereof shall have been satisfactory to Lender, to the extent either (a) such an audit (or similar audit or review) shall have been required by the Securities Act or the Securities Exchange Commission or (b) the respective Acquisition Cost exceeds $15,000,000 (but only to the extent any proceeds of the Loans shall be requested in connection with the consummation of such Acquisition).

              (c) It is understood and agreed that Lender's decision to consent to an Acquisition, if required, shall be based upon Lender's evaluation and approval of the business and financial condition of the Target and review and approval of the Acquisition Documents in connection with the proposed Acquisition.

              (d) No later than ten (10) Business Days after Lender's receipt of the acquisition summary, Lender will notify Borrowers, in writing, whether or not Lender consents to the proposed Acquisition on the terms set forth in the acquisition summary. Any failure on the part of Lender either to grant or deny consent, in writing, the proposed Acquisition within said ten (10) Business Day period shall constitute the denial of consent by Lender of such Acquisition on the terms and conditions set forth in the acquisition summary. If there is any material change to the terms of the proposed Acquisition with respect to which the consent of Lender is required (or any proposed Acquisition which, due to such material change, shall or would require the consent of Lender), any adverse change in Pro Forma EBITDA or any other material adverse change to the Target which is the subject of such proposed Acquisition, Borrowers shall notify Lender of the same and further consent will be required, which consent will be granted or denied within ten (10) Business Days of receipt of written notice of such material change. Any failure either to grant or deny consent within said ten (10) Business Day period shall constitute Lender's denial of consent. Any disclosures in the acquisition summary shall be deemed consented to by Lender if Lender has consented to the Acquisition.


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
              (e) The foregoing provisions do not impair, vitiate or affect the conditions to Lender's obligations to fund Loans hereunder.

         7.22 MINIMUM CURRENT RATIO. Permit the ratio of (i) consolidated current assets of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries), determined in accordance with GAAP, as of any date to
(ii) consolidated current liabilities of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries), determined in accordance with GAAP, less the amount of deferred revenues of Borrowers as of such date as accurately reflected on the financial statements of Borrowers in accordance with GAAP, as of such date to be less than 1.00 to 1.00.


                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

         8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under the Loan Documents:

              8.1.1 DEFAULT IN PAYMENT. If Borrowers shall fail to pay all or any portion of Borrowers' Obligations when the same become due and payable.

              8.1.2 BREACH OF COVENANTS.

                    (a) If any Borrower shall fail to observe or perform any
              covenant or agreement made by or on behalf of such Person contained in Section 6.1, 6.2, 6.3, 6.5, 6.6, 6.9, 6.11, 6.14 or
              6.15 or in Article VII;

                    (b) If any Borrower or any Subsidiary of any Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Documents to which such Person is a party, and such failure shall continue for a period of thirty (30) days after written notice of such failure is given by Lender.

              8.1.3 BREACH OF WARRANTY. If any representation or warranty made by or on behalf of any Borrower or any Subsidiary of any Borrower in or pursuant to any of the Loan Documents or in any instrument or document furnished in compliance with the Loan Documents (including, without limitation, any Compliance Certificate) shall prove to be false or misleading in any material respect on the date made.

              8.1.4 DEFAULT UNDER OTHER INDEBTEDNESS FOR BORROWED MONEY. If (i) any Borrower or any Subsidiary of any Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrowers' Obligations) beyond the


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
         grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $1,000,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of any Borrower or any Subsidiary of any Borrower (other than Borrowers' Obligations) outstanding in a principal amount of at least $1,000,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto or (iii) any Borrower or any Subsidiary of any Borrower at any time shall be in default under the Thoroughbred Note.

              8.1.5 BANKRUPTCY.

                    (a) If any Borrower or any Subsidiary of any Borrower shall
              (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for such Borrower or Subsidiary, or for any substantial part of the Property of such Borrower or Subsidiary or (v) be adjudicated insolvent.

                    (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of such Borrower or Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to any Borrower or any Subsidiary of any Borrower, or with respect to any substantial part of the Property belonging to any such Person, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Borrower or any Subsidiary of any Borrower or if any petition for any such relief shall be filed against any Borrower and such petition shall not be dismissed or stayed within sixty (60) days.

              8.1.6 JUDGMENTS. If the aggregate amount of all judgments or awards against Borrowers and their Subsidiaries exceeds $750,000 at any one time outstanding, excluding judgments or awards (i) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by credit worthy indemnitors which are satisfactory to Lender) or (iii) which have not been discharged in full or stayed pending appeal.

              8.1.7 IMPAIRMENT OF LICENSES; OTHER AGREEMENTS. If (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any License of any Borrower or any Subsidiary of any Borrower, the non-continuation of which could have a Material Adverse Effect, or
         (B) enter a final order or decision to suspend, revoke, terminate or adversely modify any such License or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License or License Agreement, which violation, default or failure could have a Material Adverse Effect, or any such License or License Agreement shall cease to be in full force and effect, or (iii) any Operating Agreement or License Agreement shall expire or be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such expiration, revocation or termination, and such expiration, revocation or termination and non-replacement could have a Material Adverse Effect.

              8.1.8 COLLATERAL. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrowers and their Subsidiaries shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Documents as against any Person, or the title and rights of any Borrower or any Subsidiary of any Borrower to any material portion of the Collateral shall have become the subject matter of litigation which reasonably could be expected to result in impairment or loss of the security provided by the Loan Documents.

              8.1.9 PLANS. If an event or condition specified in subsection
         6.3.9 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any ERISA Affiliates of any Borrower shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of FINOVA, could have a Material Adverse Effect.

              8.1.10 CHANGE IN CONTROL. If at any time (i) InfoCure Corporation ceases to own and control all of the issued and outstanding Subsidiary Equity Interests or (ii) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, other than a Group whose nominees constitute a majority of the board of directors of InfoCure Corporation as of the Closing Date, together with any Affiliates or "Related Persons" (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) thereof, shall beneficially own 50% or more of the aggregate voting power of all classes of capital stock of InfoCure Corporation entitled to vote generally in the election of directors of InfoCure Corporation; or (iii) any Person or Group, other than any Person or Group whose nominees constituted a majority of the board of directors of InfoCure Corporation as of the Closing Date, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the board of directors of InfoCure Corporation, such that such nominees, when added to any existing director remaining on the board of directors of InfoCure Corporation after such election who is an Affiliate or a Related Person of such Group, shall constitute a majority of the board of directors of InfoCure Corporation; or (iv) Lender shall cease at any time to have a first Lien on all of the issued and outstanding Subsidiary Equity Interests.

              8.1.11 CHANGE IN MANAGEMENT. If for any reason each of Richard E. Perlman, Frederick L. Fine or James K. Price shall have ceased to (i) hold the office or offices maintained by such Persons as of the Closing Date, or (ii) otherwise perform the corporate and day to day management functions performed by such Persons as of the

         Closing Date, and Borrowers shall have failed to engage or otherwise hire an Approved Replacement for at least one of them. Thereafter, at least one Approved Replacement must continue to hold the office or offices maintained by such Person as of the date of hire or engagement or otherwise perform the corporate and day to day management functions performed by such Person as of such date (and Borrowers acknowledge that the cessation thereof shall constitute an Event of Default hereunder, unless replaced by another Approved Replacement, and, in such case, the terms hereof shall apply to such Person).

              8.1.12 INVALIDITY OF SUBORDINATION AGREEMENTS AND TERMS. The subordination provisions of any agreement, document or instrument governing any Subordinated Indebtedness (including, without limitation, the Thoroughbred Subordination Agreement) shall, for any reason at any time, be revoked or invalidated, or otherwise cease to be in full force and effect, or any Borrower or any Subsidiary of any Borrower shall contest in any manner the validity or enforceability thereof, or Borrowers' Obligations shall for any reason not have the priority contemplated by this Loan Agreement or such subordination provisions.

         8.2 ACCELERATION OF BORROWER'S OBLIGATIONS. Upon the occurrence of:

              (a) any Event of Default described in clauses (ii), (iii), (iv) or
         (v) of subsection 8.1.5(a) or in subsection 8.1.5(b), all Commitments shall terminate automatically and all of Borrowers' Obligations at that time outstanding automatically shall mature and become due and payable, and

              (b) any other Event of Default, Lender, at any time (unless such Event of Default shall have been waived in writing or remedied), at its option, without further notice or demand may terminate the Commitments and/or declare all of Borrowers' Obligations due and payable, whereupon Borrowers' Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than the declaration referred to in clause (b) above), all of which hereby are waived.

         8.3 REMEDIES ON DEFAULT. If an Event of Default shall have occurred, Lender, at its option, may:

              8.3.1 ENFORCEMENT OF SECURITY INTERESTS. Enforce or cause to be enforced any of the rights or remedies accorded to Lender under the Loan Documents.

              8.3.2 OTHER REMEDIES. Enforce or cause to be enforced any of the rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

         8.4 APPLICATION OF FUNDS. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Documents, including, without limitation, insurance proceeds, condemnation proceeds or


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
proceeds from the sale of Collateral, shall be applied to Borrowers' Obligations in the following order of priority:

              8.4.1 EXPENSES. First, to the payment of all fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lender, in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law, including, without limitation, reasonable attorney's fees.

              8.4.2 BORROWERS' OBLIGATIONS. Next, to the payment of Borrowers' Obligations in such manner as Lender shall determine.

              8.4.3 SURPLUS. Any surplus, to the Person or Persons entitled thereto.

         8.5 PERFORMANCE OF BORROWERS' OBLIGATIONS. If any Borrower or any Subsidiary of any Borrower fails to (i) maintain in force and pay for any insurance policy or bond which such Person is required to provide pursuant to any of the Loan Documents, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of such Person to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Documents with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of such Person hereunder or under any of the other Loan Documents, and (vi) keep fully and perform promptly the obligations of such Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Lender may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of such Person. Borrowers shall reimburse Lender immediately upon demand for all reasonable sums paid or advanced on behalf of any Borrower or any Subsidiary of any Borrower for any such purpose, together with reasonable and/or necessary costs and expenses (including reasonable attorneys' fees) paid or incurred by Lender in connection therewith and interest on all sums advanced from the date of advancement until repaid to Lender at the Default Rate applicable thereto. All such sums advanced by Lender, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrowers' Obligations and secured by the Security Interests.

                                   ARTICLE IX

                                     CLOSING

         The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by Lender. The Closing shall take place at the office of Katten Muchin & Zavis or such other place as the parties hereto shall agree. Unless the Closing occurs on or before August 30, 1999, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligations of Borrowers to Lender pursuant to Article X, none of the parties hereto shall have any further obligation to any other party.


                                    ARTICLE X

                             EXPENSES AND INDEMNITY

         10.1 ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, subject to the limitations set forth in subsection 10.1.1, Borrowers agree to pay to Lender on demand all expenses incurred by Lender in connection with the transactions contemplated hereby and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Documents, including, without limitation:

              10.1.1 FEES AND EXPENSES FOR PREPARATION OF LOAN DOCUMENTS. All expenses, disbursements (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) and reasonable attorneys' fees, actually incurred by Lender in connection with the (i) preparation and negotiation of the Loan Documents or any amendments, modifications or waivers thereto or any documents delivered pursuant thereto and (ii) administration of the Loans.

              10.1.2 FEES AND EXPENSES IN ENFORCEMENT OF RIGHTS OR DEFENSE OF LOAN DOCUMENTS. Any expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by Lender in connection with the enforcement or collection against any Borrower or any Subsidiary of any Borrower of any provision of any of the Loan Documents, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against any Borrower or any Subsidiary of any Borrower of any provision of any of the Loan Documents in workout or restructuring any state or federal bankruptcy or reorganization proceeding.


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
         10.2 INDEMNITY. Borrowers agree to indemnify and save Lender harmless of and from the following:

              10.2.1 BROKERAGE FEES. The fees, if any, of brokers and finders engaged by Borrower.

              10.2.2 GENERAL. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Documents.

              10.2.3 OPERATION OF COLLATERAL; JOINT VENTURERS. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and any Borrower or any Subsidiary of any Borrower as having the relationship of joint venturers or partners or the determination that Lender has acted as agent for any Borrower or any Subsidiary of any Borrower.

              10.2.4 ENVIRONMENTAL INDEMNITY. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Estate or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of any Borrower or any Subsidiary of any Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrowers to Lender.


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
                                   ARTICLE XI

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         11.1 TAXES. (a) Any and all payments by Borrowers to Lender under this Loan Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by Lender's net income by the jurisdiction under the laws of which such Lender, as the case may be, is organized or maintains a lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (b) In addition, Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Borrowers shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11.1) paid by Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

         (d) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.1) Lender receives an amount equal to the sum it would have received had no such deductions been made;

              (ii) Borrowers shall make such deductions; and

              (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within thirty (30) days after the date of any payment by Borrowers of Taxes or Other Taxes, Borrowers shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to Lender.

         (f) If Borrowers are required to pay additional amounts to Lender or the Agent pursuant to subsection 11.1(d), then Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such


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
additional payment by Borrowers which may thereafter accrue if such change in the judgment of Lender is not otherwise disadvantageous to such Lender.

         11.2 ILLEGALITY. (a) If after the date hereof Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Body has asserted that it is unlawful, for Lender or its lending office to make LIBOR Loans, then, on notice thereof by Lender to Borrowers, the obligation of Lender to make LIBOR Rate Loans shall be suspended until Lender shall have notified Borrowers that the circumstances giving rise to such determination no longer exists.

         (b) Subject to clause (c) below, if Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, Borrowers shall prepay in full all LIBOR Rate Loans of Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 11.4.

         (c) If the obligation of Lender to make or maintain LIBOR Rate Loans has been terminated, Borrowers may elect, by giving notice to Lender, that all Loans which would otherwise be made shall be instead Base Rate Loans.

         (d) Before giving any notice to Lender pursuant to this Section 11.2, Lender shall designate a different lending office with respect to the LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of Lender, be illegal or otherwise disadvantageous to Lender.

         11.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Body (whether or not having the force of law) made, in the case of clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by Lender, pay to Lender additional amounts as are sufficient to compensate Lender for such increased costs.

         (b) If Lender shall have determined that:

              (i) the introduction of any Capital Adequacy Regulation;

              (ii) any change in any Capital Adequacy Regulation;

              (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Body charged with the interpretation or administration thereof; or

              (iv) compliance by Lender (or its lending office) or any corporation controlling Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender and (taking into consideration Lender's or such corporation's policies with respect to capital adequacy and Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of Lender, Borrowers shall upon demand pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for such increase.

         11.4 FUNDING LOSSES. Borrowers agree to reimburse Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of:

         (a) the failure of Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

         (b) the failure of Borrowers to borrow, continue or convert any Loan after Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

         (c) the failure of Borrowers to make any prepayment after Borrowers have given a notice in accordance with Section 2.8.1;

         (d) the prepayment (including pursuant to subsection 2.8.1 and subsection 2.8.2) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

         (e) the conversion pursuant to Section 2.5 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Borrowers to Lender under this
Section 11.4 and under subsection 11.3(a): each LIBOR Rate Loan made by Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

         11.5 INABILITY TO DETERMINE RATES. If Lender shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection
2.3.1 for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to Lender of funding


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
such Loan, Lender will forthwith give notice of such determination to Borrowers. Thereafter, the obligation of Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until Lender revokes such notice in writing. Upon receipt of such notice, Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrowers do not revoke such notice, Lender shall make, convert or continue the Loans, as proposed by Borrowers, in the amount specified in the applicable notice submitted by Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans.

         11.6 RESERVES ON LIBOR RATE LOANS. Borrowers shall pay to Lender, as long as Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by Lender (as determined by Lender in good faith, which determination shall be conclusive absent demonstrative error), payable on each date on which interest is payable on such Loan provided Borrowers shall have received at least fifteen
(15) days' prior written notice of such additional interest from Lender. If Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

         11.7 CERTIFICATES OF LENDERS. If Lender claims reimbursement or compensation pursuant to this Article XI, Lender shall deliver to Borrowers a certificate setting forth in reasonable detail the amount payable to Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

         11.8 SURVIVAL. The agreements and obligations of Borrowers in this
Article XI shall survive the payment of all other Borrowers' Obligations.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 NOTICES. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

         To Borrowers:       c/o InfoCure Corporation
                             1765 The Exchange
                             Suite 400
                             Atlanta, Georgia 30339
                             Attention:     Richard Perlman
                             Telecopy No.:  (770) 857-1300

         Copy to:            Morris, Manning & Martin, L.L.P.


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
                             1600 Atlanta Financial Center
                             3343 Peachtree Road, N.E.
                             Atlanta, Georgia 30326-1044
                             Attention:     Richard L. Haury, Jr., Esq.
                             Telecopy No.:  (404) 365-9532

         To FINOVA:          FINOVA Capital Corporation
                             311 South Wacker Drive
                             Suite 4400
                             Chicago, Illinois 60606
                             Attention:     Tina Hughes, Vice President
                                            or Portfolio Manager
                             Telecopy No.:  (312) 322-3527

         Copy to:            FINOVA Capital Corporation
                             1850 N. Central Avenue
                             Phoenix, Arizona 85077
                             Attention:     Vice President, Law
                             Telecopy No.:  (602) 207-5036

         Copy to:            Katten Muchin & Zavis
                             525 West Monroe Street, Suite 1600
                             Chicago, Illinois 60661
                             Attention:     Michael A. Jacobson, Esq.
                             Telecopy No.:  (312) 902-1061

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received
(i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth (5th) Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

         12.2 SURVIVAL OF LOAN AGREEMENT; INDEMNITIES. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loans and the execution and delivery to Lender of the Notes and of all other Loan Documents, and shall continue in full force and effect so long as any of Borrowers' Obligations remain outstanding, unperformed or unpaid and the Commitments have not been terminated. Notwithstanding the repayment of all amounts due under the Loan Documents, the cancellation of the Notes and the release and/or cancellation of any and all of the Loan Documents or the foreclosure of any Liens on the Collateral or the termination of the Commitments, the obligations of Borrowers to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.2 shall survive until


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all applicable statute of limitations periods with respect to actions which may be brought against Lender have run.

         12.3 FURTHER ASSURANCE. From time to time, Borrowers shall execute and deliver to Lender such additional documents as Lender reasonably may require to carry out the purposes of the Loan Documents and to protect rights of Lender thereunder, including, without limitation, using its best efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Documents.

         12.4 TAXES AND FEES. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Documents, or any amendment, modification or supplement thereof, Borrowers agree to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrowers in meeting any Lender demand, and agrees to hold Lender harmless with respect thereto.

         12.5 SEVERABILITY. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or Governmental Body, as applicable, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

         12.6 WAIVER. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         12.7 MODIFICATION OF LOAN DOCUMENTS. No modification or waiver of any provision of any of the Loan Documents shall be effective unless the same shall be in writing and signed by Borrowers and Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances.

         12.8 CAPTIONS. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         12.9 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         12.10 REMEDIES CUMULATIVE. All rights and remedies of the parties hereto, any other Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Lender shall not be required to prosecute collection, enforcement or other remedies against any Borrower before proceeding against any other Borrower or any Subsidiary of any Borrower or to enforce or resort to any security, liens, collateral or other rights of Lender. One or more successive actions may be brought against any Borrower and/or any Subsidiary of any Borrower, either in the same action or in separate actions, as often as Lender deems advisable, until all of Borrowers' Obligations are paid and performed in full and the Commitments shall have terminated.

         12.11 ENTIRE AGREEMENT; CONFLICT. This Loan Agreement and the other Loan Documents executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

         12.12 APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA.

         12.13 JURISDICTION AND VENUE. BORROWERS HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. EACH BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS IN THE STATE OF ARIZONA. EACH BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWERS SET FORTH IN THIS SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY OR LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM TO THE EXTENT SUCH FORUM HAS JURISDICTION OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER JURISDICTION PERMITTED BY LAW, AND EACH BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         12.14 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWERS ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE


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
TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWERS OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         12.16 ESTOPPEL CERTIFICATE. Within fifteen (15) days after Lender requests Borrowers to do so, Borrowers will execute and deliver to Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest and principal on the Notes have been paid, (iii) the Principal Balance, (iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which they have knowledge, (v) whether to its knowledge Borrowers have any defense, setoff or counterclaim to the payment of the Notes in accordance with their terms, and, if so, specifying each defense, setoff or counterclaim of which they have knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Lender.

         12.17 CONSEQUENTIAL DAMAGES. Neither Lender nor any agent or attorney of Lender shall be liable to Borrowers for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrowers' Obligations.

         12.18 COUNTERPARTS. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         12.19 NO FIDUCIARY RELATIONSHIP. No provision in this Loan Agreement or in any other Loan Document, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Lender to Borrowers or their Subsidiaries.

         12.20 NOTICE OF BREACH BY LENDER. Borrowers agree to give Lender written notice of (i) any action or inaction by Lender or any agent or attorney of Lender in connection with the Loan Documents that may be actionable against Lender or any agent or attorney of Lender or (ii) any defense to the payment of Borrowers' Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty implied by law.

         12.21 JOINT AND SEVERAL OBLIGATIONS. The obligations and liabilities of Borrowers under this Loan Agreement, all other Loan Documents and any and all other agreements, documents and instruments executed from time to time in connection herewith or therewith constitute the joint and several obligations of Borrowers.


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
         IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.


                              INFOCURE CORPORATION, a Delaware
                              corporation, INFOCURE SYSTEMS, INC.,
                              a Georgia corporation, and
                              THOROUGHBRED ACQUISITION, INC., a
                              Georgia corporation

                              By: /s/ Richard Perlman
                                 -----------------------------------------------
                              Name:   Richard Perlman
                                   ---------------------------------------------
                                   A duly authorized officer of each Borrower


                              FEINS: InfoCure Corporation: 58-2271614
                                     InfoCure Systems:     58-2359731
                                     Thoroughbred:         58-2416900


                              Wire Transfer Instructions:

                              c/o InfoCure Corporation
                              NationsBank, Atlanta, Georgia
                              Account No. 3261311445
                              ABA No. 061000052


                              FINOVA CAPITAL CORPORATION, a Delaware corporation

                              By: /s/ Tina L. Hughes
                                 -----------------------------------------------
                              Name:   Tina L. Hughes
                                   ---------------------------------------------
                                    Vice President


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